[Translation of Chinese original]	Exhibit 10.4.2
Execution Version

Equity Transfer and Capital Increase Agreement
of
Shanghai Hongmen Advertising Co., Ltd.

By and among
Pacific Asia Mode Cube Limited
Redgate Media AD Co., Ltd.
Shanghai Yuqing Advertising Broadcasting Co., Ltd.
Weidong Zhu
and
Shanghai Hongmen Advertising Co., Ltd.
December 19, 2007
Shanghai Office
King & Wood PRC Lawyers
Equity Transfer Agreement A and Capital Increase A

Table of Contents

Article Heading	Page

1. Definitions	1

2. Equity Transfer	5

3. Capital Increase	6

4. Conditions Precedent	6

5. Undertakings	9

6. Completion of Equity Transfer and Capital Increase	11

7. Warranties	13

8. Confidentiality	15

9. Assignment	16

10. Termination and Rescission	16

11. Governing Law and Dispute Settlement	16

12. Notice	16

13. Expenses	18

14. Entire Agreement	18

15. Severability	18

16. Waiver	18

17. Liability for Breach of Contract	19

Appendix 1 Balance Sheet	1

Appendix 2 Warranty	1

Appendix 3 Disclosure Letter	1

Appendix 4 Equity Transfer and Capital Increase Agreement (for Industrial and Commercial Registration)	2

Appendix 5 List of Debts Repayable	1

Appendix 6 Employment Contract	3

Appendix 7 Confidentiality Agreement	1

Appendix 8 Intellectual Property Agreement	1

Appendix 9 Non-competition Agreement (to be executed with Party C)	1

Appendix 10 Party C’s Capital Increase Termination Agreement	1

Appendix 11 Fixed-income Right Termination Agreement	1

The Equity Transfer and Capital Increase Agreement (“the Agreement”) is made on December 19, 2007 in Beijing, China by and among the following parties:
(1)	Pacific Asia Mode Cube Limited, a limited liability company duly incorporated and existing in accordance with the laws of Hong Kong SAR, with the registered address at Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, China (“Party A”);

(2)	Redgate Media AD Co., Ltd., a limited liability company duly incorporated and existing in accordance with the laws of China, with the registered address at Room 1807, 15/F, Tower B, Jianwai SOHO, No. 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (“Party B”, Party A and Party B are hereinafter collectively referred to as “PAMC Group”);

(3)	Shanghai Yuqing Advertising Broadcasting Co., Ltd., a limited liability company duly incorporated and existing in accordance with the laws of China, with the registered address at Room 1533, 15/F, No. 728 Yan’an Road West, Changning District, Shanghai, China (“Party C”);

(4)	Weidong Zhu, a Chinese citizen, with the ID card number of 310110197006105018 (“Party D”, Party C and Party D are hereinafter collectively referred to as “Existing Shareholders”); and

(5)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company duly incorporated and existing in accordance with the laws of China, with the registered office at P-1 Building, 7523 Beiqing Road, Chonggu Town, Qingpu District, Shanghai, China (“Company”).
(Party A, Party B, Party C, Party D and the Company are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party”.)
Whereas,
(A)	The Company was established on June 9, 2004, with the registered capital of RMB five million two hundred thousand (RMB5,200,000) as of the date of the Agreement.

(B)	Both the Company and Existing Shareholders agree that Party B increase the Company’s capital according to the terms and conditions of the Agreement, and in addition, Party C desires to sell the Equity Interest to Be Transferred (defined as below) and Party B desires to purchase the Equity Interest to Be Transferred.

(C)	The Existing Shareholders and the Company agree to make certain representations, Warranties and undertakings concerning the Equity Transfer and Capital Increase.
It is agreed as follows:
1.	Definitions
1.1	Terms used in the Agreement shall have the following meanings:

“Warranties” means representations and warranties made by the Existing Shareholders to Party B as mentioned in Appendix 2 hereto;

“Party C’s Capital Increase Documents” means the documents as mentioned in Article 4.1.13 hereof;

“Party C’s Capital Increase Termination Agreement” means the agreement as mentioned in Article 4.1.13 hereof;

“Equity Interest to Be Transferred” means all the equity interest of the Company held by Party C to be purchased by Party B according to the Agreement, totally 39.42%;

“Encumbrance” means any mortgage, pledge, lien, option, right to sell, priority, preemptive right and security interest of any nature;

“Board of Directors” means the Company’s board of directors;

“Expenses” means any kind of liabilities, losses, damages, costs (including legal costs) and expenditures (including Taxes and duties);

“Administration for Industry and Commerce” means Shanghai Administration for Industry and Commerce Qingpu Sub-bureau, and any other administration for industry and commerce empowered to handle the procedures for the Company’s Equity Transfer and Capital Increase;

“Related Party” means, in respect of any party hereto, any company, partnership or other entity which controls, is controlled by or is under common control with, that party directly or indirectly; if such party is a natural person, Related Party means his/her spouse or relatives. (For the purpose of this definition, the word “Control” means having the control right over that party by direct or indirect ownership of voting rights and interests of that party, or by means of agreement or other arrangement);

“Equity Transfer” means Party B’s purchase and ownership of the Transferred Equity of the Company according to the Agreement;

“Completion Date of Equity Transfer and Capital Increase” means the date on which Party B confirms that all Debts Repayable have been paid off according to Article 6.6 hereof;

“Offshore Co-Managed Account” means special co-managed bank account opened abroad by Party A and Party C in the name of Party A with Bank, where the seal of Party C’s representative (namely, Gang Zhen) is reserved, with A/C.: ;

“Onshore Conversion Price” means the conversion considerations to be paid by Party B to the onshore account designated by Party C in writing as mentioned in Article 2.2 hereof;

“Offshore Conversion Price” means the conversion considerations to be paid by Party A abroad to the offshore account designated by Party C in writing as mentioned in Article 2.2 hereof;
“U.S. Dollar” means the legal currency of the United States of America;

“Mosquito-Control Light Box Project” means the project commenced in 2004 and completed in two stages, which plans to set up 1,500 to 2,000 Mosquito-Control Light Boxes in Shanghai’s colleges, universities and communities prior to June, 2006 and another time approved by the relevant governmental authority;

“Disclosure Letter” means a letter signed and delivered to Party B by the Existing Shareholders prior to or on the date of the Agreement to disclose exceptions from Warranties, provided that all matters disclosed must be specific and complete and correspond to the relevant reference numbers of Appendix 2 (see Appendix 3 hereto);

“Renminbi” or “RMB” means the legal currency of the People’s Republic of China;

“Lawsuit” includes claims, legal actions, legal proceedings, suits, litigations, prosecution, investigation, inquiry or arbitration in which the Company is involved (exclusive of Lawsuits to which the Company is a plaintiff to recover debts and liabilities in the normal business operation);

“Remaining Capital Increase Amount” means the balance of the Capital Increase Amount as mentioned in Article 6.5 hereof minus the Increased Registered Capital;

“Social Insurance” means pension, house accumulation fund, unemployment insurance, industrial injury insurance, medical insurance and comprehensive insurance which the Company must pay for its staff members and workers in accordance with the state and Shanghai laws and policies and any other social security fund required by the Chinese government;

“Taxes” means any and all taxes and duties payable (including, but not limited to, any income tax, sales tax, stamp duty and other kinds of tax, tariff, fees, expenditures, deductions, fines or withholding Tax which are imposed, collected or apportioned). “Taxation” shall be construed correspondingly;

“Investment Amount” means the amount invested by PAMC Group for the purpose of Equity Transfer and Capital Increase, totally RMB eleven million five hundred and sixty-two thousand nine hundred and forty-three (RMB11,562,943);

“Unregistered Capital Increase” means the amount of RMB one million nine hundred thousand (RMB1,900,000) invested by Party C in the Company on June 27, 2007 as mentioned in Article 4.1.13 hereof;

“Default Amount” means the amount as mentioned in Article 5.3 hereof;

“Restated Articles of Association” means the restated Articles of Association or Modifications to the Articles of Association signed on the date of the Agreement;

“Increased Registered Capital” means the amount of registered capital increased to the Company as mentioned in Article 3.1 hereof;

“Conditions Precedent” means the conditions as specified in Article 4 hereof;

“License” means those licenses, consents, authorizations, orders, warranties, confirmations, permits, certificates and approvals which are necessary or required for the existing, past and future operation activities of the Company;

“Debts Repayable” means all debts and liabilities of the Company to be paid off as mentioned in Article 3.2 hereof;

“Business Day” means, for the purpose of the Agreement and according to the context, a day on which banks in China or Hong Kong are open to the public, exclusive of Saturdays, Sundays and statutory holidays, namely, Business Day means a day on which banks in Hong Kong are open to the public as to offshore payments, and the like;

“Accounts” means the accounting books of the Company for the financial period as of the Balance Sheet Date;

“Balance Sheet” means the balance sheet as of the Balance Sheet Date as listed in Appendix 1 hereto;

“Balance Sheet Date” means August 31, 2007;

“Government Approvals” means all approval documents issued by the Chinese governmental authorities concerning the issues mentioned herein;

“Key Management Personnel” means Weidong Zhu (General Manager) and Yun Yang (Director of the Business Development Department);

“Total Conversion Price” means the sum of the Onshore Conversion Price and the Offshore Conversion Price;

“Intellectual Property” includes patents, patent applications, utility models, trademarks, service logos, registered designs, copyrights, technical drawings, trade names, database rights, domain names, brand names, computer software programs and systems, know-how, inventions, creations, confidential information and other industrial or commercial intellectual property rights (whether they are registered or not or whether they can be registered or not), and all application documents for registration or protection of such items;

“Capital Increase” means the capital increase of RMB seven million three hundred and fifty-seven thousand three hundred and seventy-seven point seventy (RMB7,357,377.70) (“Capital Increase Amount”) to be made by Party B to the Company according to the Agreement;

“China” means, for the purpose of the Agreement, the mainland of the People’s Republic of China, exclusive of Hong Kong SAR, Macao SAR and Taiwan Region.
1.2	Headings

The headings of all Articles are inserted only for reference and shall not affect the interpretation of the Agreement.
1.3	Reference

Reference to Chinese laws includes reference to any laws, regulations, and policies with legal force or other subsidiary legislations within the territory of China. Reference to laws includes reference to their respective amendments or modifications. Reference to the Agreement or any contract includes reference to modified, amended or renewed contracts.
1.4	Appendices

The appendices comprise such appendices as listed in the Table of Contents hereof. The appendices shall be integral part hereof and have equal legal force herewith.
2.	Equity Transfer
2.1	If the Conditions Precedent are fulfilled, Party C agrees to sell to Party B 39.42% of the Company’s equity (equal to RMB two million and fifty thousand (RMB2,050,000) of the registered capital), and Party B agrees to purchase the said Transferred Equity free of any Encumbrance, including all existing and future rights relating to the Transferred Equity.

2.2	Unless all Parties agree to adjust the Total Conversion Price through negotiation, the Total Conversion Price shall be RMB four million two hundred and five thousand five hundred and sixty-five point thirty (RMB4,205,565.30), of which the Onshore Conversion Price is RMB two million and fifty thousand (RMB2,050,000), and the Offshore Conversion Price is to be paid in an amount of U.S. dollars equivalent to RMB two million one hundred and fifty-five thousand five hundred and sixty-five point thirty (RMB2,155,565.30) (for the purpose of the Agreement, RMB against U.S. dollar exchange rate applicable to Party A’s payment of the Offshore Conversion Price according to Article 6 hereof shall be subject to the middle exchange rate published by the People’s Bank of China on the date of Party A’s payment).

3.	Capital Increase
3.1	If the Conditions Precedent are fulfilled, Party B shall invest in the Company according to the Agreement, and an amount of RMB one million two hundred and ten thousand (RMB1,210,000) shall be accounted into the Company’s registered capital (“Increased Registered Capital”), and the remaining amount of RMB six million one hundred and forty-seven thousand three hundred and seventy-seven point seventy (RMB6,147,377.70) shall be accounted into the Company’s capital reserves. After completion of the Capital Increase and Equity Transfer as mentioned herein, the shareholders of the Company, capital contributions and share proportion of shareholders shall be as follows:

	Capital Contributed	Proportion in
Shareholders	(RMB)	Registered Capital
Redgate Media AD Co., Ltd.	3,260,000	50.86%
Weidong Zhu	3,150,000	49.14%
Total	6,410,000	100%
3.2	The Company agrees that the Company must, according to Party B’s written instructions, use the Capital Increase Amount as mentioned in Article 3 hereof to repay the following debts of the Company as of the date of the Balance Sheet Date (collectively called “Debts Repayable”):
3.2.1	All amounts payable recorded in the Balance Sheet are RMB four million four hundred and seventeen thousand five hundred and fifty-five point ninety-nine (RMB4,417,555.99), including loans of RMB three million three hundred and sixty-two thousand nine hundred and forty-three (RMB3,362,943) in total from all Party C’s shareholders and other debts of RMB one million and fifty-four thousand six hundred and twelve point ninety-nine (RMB1,054,612.99) in total (refer to Appendix 5 for details); and

3.2.2	Amount of RMB two million nine hundred and thirty-nine thousand eight hundred and twenty-one point seventy-one (RMB2,939,821.71) payable (including, but not limited to, fixed incomes payable to Chengye Guo and other amounts payable) not recorded in the Balance Sheet, which result or may result from 800 light boxes under the Mosquito-Control Light Box Project which have been installed (refer to Appendix 5 for details).
4.	Conditions Precedent
4.1	Transactions as mentioned in Articles 2 and 3 hereof may not be completed until the following conditions are fulfilled or PAMC Group waives in writing:
4.1.1	The Company’s shareholders’ meeting has adopted all necessary resolutions to:
(i)	Approve the transactions as mentioned herein;

(ii)	Approve Party C to sell the Transferred Equity to Party B according to the Agreement;

(iii)	Approve Party B to invest in the Company according to the Agreement;

(iv)	Approve amendments to the original Articles of Association of the Company; and

(v)	Other shareholders of the Company respectively waive their pre-emptive right.
4.1.2	Each party has signed the Restated Articles of Association;

4.1.3	The Warranties made hereunder are true, accurate and complete and are not misleading on the date of the Agreement and the Completion Date of Equity Transfer and Capital Increase;

4.1.4	The Company has obtained all necessary government approvals (including subsequent approvals or alteration approvals which are required from time to time in term of the actual progress of the Project) for implementation of the Mosquito-Control Light Box Project;

4.1.5	The Parties have reached an agreement on the legal documents required for Equity Transfer and Capital Increase (including, but not limited to, the Equity Transfer and Capital Increase Agreement required for industrial and commercial registration as mentioned in Appendix 4 hereto), and any modification to legal documents according to the requirements of governmental authorities has been accepted by the Parties;

4.1.6	Approvals by the relevant Chinese authorities and all Approval Documents from relevant authorities (if applicable) concerning Equity Transfer and Capital Increase have been obtained; the Company has completed the procedures for change of industrial and commercial registration concerning Equity Transfer and Capital Increase and has obtained the Business License which reflects that the Company’s registered capital amounts to RMB six million four hundred and ten thousand (RMB6,410,000); the Company’s register of shareholders has been modified correspondingly, and Party B has obtained the Certificate of Capital Contributions issued by the Company;

4.1.7	The Company has set up the Board of Directors which comprises five (5) directors, of which, three (3) directors to be appointed by Party B, namely, BRACK, Peter Bush, Ying Zhu and Yue Jin, have bee duly appointed and registered as the Company’s directors, and Yue Jin has been registered as the Company’s legal representative;

4.1.8	PAMC Group and Party D have reached an agreement concerning subsequent restructuring and business plans of the Company;

4.1.9	PAMC Group has satisfactorily finished due diligence over the Company in such aspects of business, legal and financial affairs (including, but not limited to, the fact that the persons appointed by PAMC Group have finished field inspection over the 800 light boxes which have been installed under the Mosquito-Control Light Box Project and PAMC Group is satisfied with the inspection result;

4.1.10	The Company has executed with all its staff members and workers (including those who have actual service relationship with the Company) the employment contracts in the form which meet the requirements of PAMC Group. The Company has executed with all Key Management Personnel the employment contracts (which specify that the employment term is not less than three (3) years) in the form as mentioned in Appendix 6 hereto;

4.1.11	The Company has executed with all its staff members and workers the confidentiality agreements in the form as mentioned in Appendix 7 hereto. The Company has executed with all Key Management Personnel the Intellectual Property Agreements in the form as mentioned in Appendix 8 hereto and the non-competition agreements which meet the requirements of PAMC Group;

4.1.12	Party C has executed with the Company the non-competition agreement (as mentioned in Appendix 9 hereto) which meet the requirements of PAMC Group, warranting and undertaking that it shall not, within three (3) years after completion of Equity Transfer, engage in, independently or through any of its related parties, any business which is similar to or may be competitive with the Mosquito-Control Light Box Project, or hold any direct or indirect rights and interests in the fields which may be competitive with the Company’s mosquito-control light box business;

4.1.13	Party C has reached and executed with relevant parties the agreement (“Party C’s Capital Increase Termination Agreement”) (refer to Appendix 10 hereto for the form) which meet the requirements of PAMC Group, according to which:
(i)	Party C and relevant parties agree to terminate the Capital Increase Agreement (including all appendices attached thereto) executed on April 3, 2006 concerning Party C’s investment in the Company, the Supplementary Agreement of ‘Equity Transfer and Capital Increase Agreement’ executed on July 3, 2006, the Supplementary Agreement for Hongmen’s Investment (including all appendices attached thereto) executed in 2007 and other relevant legal documents (hereinafter collectively referred to “Party C’s Capital Investment Documents”);

(ii)	Party C agrees to convert the Capital Increase Amount, namely, RMB one million nine hundred thousand (RMB1,900,000) (“Unregistered Capital Increase”) which Party C remitted into the Company’s Capital Increase account (A/C.: 216140100100068164) on June 27, 2007 according to Party C’s Capital Investment Documents, into a loan granted to the Company by Party C, and the Company shall make repayment on schedule. Therefore, Party C and the Company shall take all legal and feasible measures, including, but not limited to, a) altering the Company’s accounting books, Balance Sheets and other financial statements; b) revoking the Capital Verification Report of Shanghai Hongmen Advertising Co., Ltd. issued on July 4, 2007 by Shanghai Qinye CPA Firms, and amendments to the Articles of Association, resolutions of shareholders’ meeting and other relevant documents signed by related parties; c) applying to the administration for industry and commerce for withdrawing all relevant information materials submitted by the Company for the said Unregistered Capital Increase and terminating all procedures concerned; and

(iii)	Party C shall undertake to PAMC Group and the Company that, after the Company repays the Unregistered Capital Increase Amount and loans owed to

Party C as mentioned in Article 3.2.1 hereof, a) the Company shall not have any other debt owed to Party C any more; b) Party C shall have no rights under Party C’s Capital Investment Documents and shall not claim against PAMC Group and the Company by virtue of any question concerning matters with respect to Party C’s Capital Investment Documents; c) Party B shall not assume any of Party C’s obligations under Party C’s Capital Investment Documents as a result of taking over the Transferred Equity. Party C shall be liable for all losses incurred by Party B relating to Party C’s Capital Investment Documents as a result of taking over the Transferred Equity.
4.1.14	The Company has executed with Chengye Guo the Agreement for Fixed-income Right Termination as mentioned in Appendix 11 hereto, confirming termination of all legal documents (including, but not limited to, the Income Right Agreement executed on September 27, 2004 and the Income Right Transfer Agreement executed on April 11, 2006 by and between Guo and the Company) concerning fixed-income right of Chengye Guo.
4.2	Existing Shareholders undertake to make all reasonable efforts to ensure that the Conditions Precedent as mentioned in Article 4.1 hereof are fulfilled as soon as possible and in any event, they shall be fulfilled within three (3) months from the date of the Agreement.

4.3	Party B shall have the right to waive all or part of the Conditions Precedent as mentioned in Article 4.1 hereof at its own discretion with a written notice to the Company.
5.	Undertakings

5.1	After execution of the Agreement but before the Completion Date of Equity Transfer and Capital Increase, unless agreed in writing by Part B or otherwise stipulated herein, Existing Shareholders and the Company shall ensure that:
5.1.1	The Company shall take all reasonable steps to preserve and protect all its assets;

5.1.2	They shall disclose rapidly all information to Party B which the Company or Existing Shareholders are aware of and may constitute facts or events (whether they exist on or prior to or after the date of the Agreement) in breach of Warranties made then in term of facts and circumstances on the Completion Date of Equity Transfer and Capital Increase;

5.1.3	The Company shall not conduct any activity which may obstruct seriously or delay improperly the completion of the transaction as mentioned herein or which may constitute violation of Warranties hereunder;

5.1.4	The Company shall not conduct any activity which is subject to the consent of the shareholders’ meeting or the Board of Directors in accordance with laws or the Articles of Association except for the aforesaid consents;

5.1.5	The Company shall not enter into any other agreement, contract or arrangement, or make any transaction unless in the normal course of business and with Party B’s written consent; and

5.1.6	The Company shall be responsible for all necessary procedures for government approval, registration and so on according to the requirements of relevant government authorities (if any) for the actual progress of the Mosquito-Control Light Box Project.
5.2	If prior to the Completion Date of Equity Transfer and Capital Increase, Existing Shareholders and the Company materially breach their respective undertakings or Warranties under Article 5 hereof or other obligations hereunder, Party B shall have the right to rescind the Agreement unconditionally without taking any liability and require Party C and the Company to refund all investment amount paid by Party B (if any), no matter whether the Total Conversion Price and Capital Increase Amount have been paid.

5.3	Existing Shareholders acknowledge that they are aware that Party B’s transaction arrangement concerning take-over of the Transferred Equity and increase of the Company’s capital rely on the following important representations and warranties made by Existing Shareholders:
(i)	The fund invested by Party C in the Company (including the equity transfer considerations that Party C initially paid for the Equity Transferred by Cui Yuan, a former shareholder of the Company and the amounts paid to the Company by means of shareholder’s loan or Capital Increase (including capital contributions paid in advance for Party D, but excluding Unregistered Capital Increase)) shall not be less than RMB nine million five hundred and sixty-two thousand nine hundred and forty-three (RMB9,562,943); and

(ii)	The Debts Repayable as listed in Article 3.2 hereof include all Debts Repayable by the Company up to the Balance Sheet Date and the amounts payable which result or may result from 800 light boxes under the Mosquito-Control Light Box Project which have been installed.
Therefore, if after the Completion Date of Equity Transfer and Capital Increase, Party B finds that a) the fund invested by Party C in the Company is less than the amount as mentioned in Article 5.3(i) hereof, and/or b) the sum of all Debts Repayable by the Company as of the Balance Sheet Date and the amounts payable which result or may result from 800 light boxes under the Mosquito-Control Light Box Project which have been installed exceeds the Debts Repayable, or there is any liability or loss to any third person as a result of such exceeding amount (for the purpose of the Agreement, the insufficient amount under Item a) and/or exceeding amount under Item b) as well as liability and loss to a third person arising therefrom are collectively referred to as “Default Amount”), Existing Shareholders undertake to assume joint and several liabilities for such Default Amount in proportion to their capital contribution to the Company prior to the Equity Transfer. Party B shall have the right to deduct the Default Amount directly from the remaining Investment Amount which has not been paid or require Existing Shareholders to pay the Default Amount to Party B.
5.4	Existing Shareholders are aware that there has been non-compliance in the Company since the date of establishment, such as irregular financial management, incorrect contribution entities, failure to enter into employment contracts timely with its workers and staff members and failure to perform obligations sufficiently to pay the Social Insurance for its workers and staff members. Therefore, Existing Shareholders undertake to assume joint and several liabilities in proportion to their capital contribution to the Company prior to the Equity Transfer in case of any liability and loss arising from the aforesaid circumstances which have existed before the Completion Date of Equity Transfer and Capital Increase.

5.5	The Company shall, within three (3) months after the Completion Date of Equity Transfer and Capital Increase, make the registered address consistent with its actual business place in a way acceptable to Party B.

6.	Completion of Equity Transfer and Capital Increase

6.1	Party B agrees to pay the Increased Registered Capital, namely, RMB one million two hundred and ten thousand (RMB1,210,000) to the RMB account designated by the Company in writing within ten (10) Business Days from the date of the Agreement for the purpose of handling the procedures for verification of the Company’s Increased Registered Capital and change of industrial and commercial registration. The Company shall issue a written letter of acknowledgement within two (2) Business Days after receiving such amount, confirming its receipt, and appoint a Chinese CPA acceptable to Party B to verify the capital and issue a capital verification report.

6.2	All the parties agree to prepare immediately after execution of the Agreement all application materials concerning the industrial and commercial registration of Equity Transfer and Capital Increase and, according to the requirements of the administration for industry and commerce, make relevant modifications and supplementations (any modification which is inconsistent with the provisions hereof or deviates from the Parties’ original purposes for execution of the Agreement shall be subject to written consents of all Parties). The Company shall be responsible for all necessary procedures, such as change of industrial and commercial registration, in which the other parties concerned shall render assistance and cooperation.

6.3	After executing the Agreement, Existing Shareholders and the Company shall take measures immediately to fulfil the Conditions Precedent as mentioned in Article 4.1 hereof. Within three (3) Business Days after fulfilment (or waiver) of the Conditions Precedent other than those as mentioned in Article 4.1.6 hereof, each party concerned shall issue a written notice to the other parties, together with certification documents. At latest within three (3) Business Days after issuing the written notice or on another agreed date, the Parties shall make a written confirmation whether all Conditions Precedent (except for those in Article 4.1.6 hereof) have been fulfilled.

6.4	The Parties shall make a settlement through amiable negotiation where the Conditions Precedent as mentioned in Article 4.1 hereof have not been or cannot be fulfilled within three (3) months from the date of the Agreement or by another agreed date. If no agreement is made within fifteen (15) Business Days after negotiation, Party B shall not be obliged to complete Equity Transfer and Capital Increase and may, at its own discretion, notify Existing Shareholders and the Company in writing:
6.4.1	To terminate the Agreement without taking any legal liability. In such case, Party B shall have the right to require the Company to refund the Increased Registered Capital paid by Party B and the Company and Existing Shareholders shall assist in handling all necessary procedures for refunding such Increased Registered Capital (including, but not limited to, presenting the seal of the Company’s legal representative, signing all necessary documents and so on). After the Company has refunded the Increased Registered Capital, Party B shall cooperate with the Company and Existing Shareholders in signing all relevant legal documents and completing all necessary industrial and commercial procedures, and restoring the Company’s registered capital and shareholders’ equity proportion to the original status when the Agreement is signed; or

6.4.2	To perform the Agreement prior to a later date provided that the Company and Existing Shareholders can perform their respective unfinished obligations (including fulfillment of relevant Conditions Precedent). Party B may: i) specify one or more dates on which the Company and Existing Shareholders shall fulfill their unfinished obligations; or ii) exempt the Company and Existing Shareholders from part of unfinished obligations, and specify a deadline prior to which the remaining unfinished obligations shall be performed; or iii) exempt the Company and Existing Shareholders from all their unfinished obligations; or

6.4.3	To extend the performance of the Agreement to another date that may be specified in the notice. In such case, if the Company or Existing Shareholders still fail to perform their obligations by such a later date, Party B may choose to apply the provisions of Article 6.4 hereof.
6.5	All the parties agree that Party B shall pay the balance of Capital Increase Amount minus Increased Registered Capital paid, namely, RMB six million one hundred and forty-seven thousand three hundred and seventy-seven point seventy (RMB6,147,377.70) (“Remaining Capital Increase Amount”) to the RMB account designated by the Company in writing within ten (10) Business Days after the Company completes the procedures for the change of industrial and commercial registration concerning Equity Transfer and Capital Increase (subject to the date when the administration for industry and commerce issues a new business license) or after the Parties as mentioned in Article 6.3 make a written confirmation that all Conditions Precedent have been fulfilled, whichever is later. The Company shall issue a written letter of acknowledgement to Party B within two (2) Business Days after receiving the aforesaid amount, confirming its receipt. Both the Company and Existing Shareholders agree to use, according to Party B’s written instruction, the Capital Increase Amount to repay the Debts Repayable as mentioned in Article 3.2 hereof and require relevant creditors to issue receipts and confirm that the Company shall not have any Debts Repayable to them. Neither the Company nor Existing Shareholders may use the Capital Increase Amount in any way, except with Party B’s written consent. If Party B finds that Existing Shareholders and the Company are in breach of the provisions of the Agreement in the use of Capital Increase Amount, Party B may issue a written notice to them at its own discretion:
(i)	To stop performing the Agreement until Existing Shareholders and the Company correct their defaulting acts; or

(ii)	To terminate the Agreement without taking any legal liability and require the Company to refund the Capital Increase Amount paid by Party B, if any, and to pay the penalty equal to the Capital Increase Amount paid, if any. In such case, the Company and Existing Shareholders shall assist in handling all necessary procedures for refunding such Capital Increase Amount paid (including, but not limited to, presenting the seal of the Company’s legal representative, signing all necessary documents and so on). After the Company has refunded such Capital Increase Amount and paid the penalty, Party B shall cooperate with the Company and Existing Shareholders in signing all relevant legal documents and completing all necessary industrial and commercial procedures and restoring the Company’s registered capital and shareholders’ equity proportion to the original status when the Agreement is signed
6.6	The Company and Existing Shareholders shall, after settling all Debts Repayable according to the Agreement, issue a written notice to Party B and provide relevant certification documents. Party B shall make a written confirmation within three (3) Business Days after receiving such written notice. Within three (3) Business Days after Party B confirms in writing, Party A shall:

(i)	Pay in U.S. dollars the balance of 70% of Investment Amount minus the Capital Increase Amount, namely, the amount equivalent to RMB seven hundred and thirty-six thousand six hundred and eighty-two point forty (RMB736,682.40), to the Offshore Account designated by Party C in writing; Party C shall issue a written letter of acknowledgement to Party B within two (2) Business Days after receiving such amount, confirming its receipt; and

(ii)	Pay in U.S. dollars the balance of 30% of Investment Amount minus the Onshore Conversion Price, namely, the amount equivalent to RMB one million four hundred and eighteen thousand eight hundred and eighty-two point ninety (RMB1,418,882.90), to the Offshore Co-Managed Account.
6.7	If within three (3) months after the Completion Date of Equity Transfer and Capital Increase, a) Party B finds that the Company has not any non-disclosed debt which exists prior to the Completion Date of Equity Transfer and Capital Increase; b) there is not any false or misleading information in any representation or warranty made by Party C and the Company; c) there is not any event which may have materially adverse impacts on the Transferred Equity and the Company’s operation activities, within ten (10) Business Days from the expiry date of the three-month period as mentioned in this Article,
(i)	Party A shall pay all amounts in the Offshore Co-Managed Account to the Offshore Account designated by Party C in writing, and Party C shall issue a written letter of acknowledgement to Party A within two (2) Business Days after receiving such amount, confirming its receipt; and

(ii)	Party B shall pay the Onshore Conversion Price to the Onshore Account designated by Party C in writing, and Party C shall issue a written letter of acknowledgement to Party B within two (2) Business Days after receiving such amount, confirming its receipt.
6.8	All the parties agree that as to offshore payment arrangement as specified in Article 6 hereof, Party C shall be responsible for handling all necessary procedures for government examination, approval, registration and filing, as well as Tax declaration. Party B shall have the right to withhold and remit all applicable Taxes from relevant payments.

7.	Warranties

7.1	Existing Shareholders and the Company warrant that:
7.1.1	Existing Shareholders and the Company make representations and warranties to Party B according to the terms of Appendix 2 hereto;

7.1.2	Existing Shareholders and the Company acknowledge that Party B’s execution of the Agreement relies on these undertakings as mentioned in Article 5. Each undertaking or warranty shall be deemed independent from others and (unless otherwise expressed) shall not be limited or restricted by any other warranties or undertakings or any other provisions of the Agreement;

7.1.3	Warranties shall be deemed to be made on the basis of the existing facts and circumstances on the date of the Agreement and prior to the Completion Date of Equity Transfer and Capital Increase;

7.1.4	Existing Shareholders undertake to notify Party B in writing immediately when they are aware of any fact or event which may cause any warranty to be untrue or incorrect or misleading in any aspect; and

7.1.5	Existing Shareholders agree to assume all economic and legal liabilities and compensate Party B for any direct or indirect losses in case of breach of their undertakings or Warranties hereunder.
7.2	PAMC Group warrants that:
7.2.1	Party A and Party B are entities duly incorporated and existing in accordance with the laws of the places where they are registered; Party A and Party B are related parties in the interests and the parties acting in concert in the performance of the Agreement; Both the parties shall share equally the liabilities for payment and others as mentioned herein and guarantee mutually for the liabilities assumed by them.

7.2.2	Execution and performance of the Agreement by Party A and Party B:
(i)	Are within their respective power and business scope;

(ii)	Necessary activities and procedures have been taken, including, but not limited to, authorization, examination, approval, internal decisions and any other approval have been obtained in accordance with the law; and

(iii)	Shall not violate any law or contract binding upon them.
7.2.3	The Agreement shall, once executed, constitute legal and effective obligations binding upon Party A and Party B;

7.2.4	Party A and Party B make undertakings to Party C that they shall abide by all provisions of the Agreement;

7.2.5	Party A and Party B shall assume all economic and legal liabilities and compensate Party C for the losses as a result of their violation of the aforesaid Warranties and undertakings;

7.2.6	If Party A and Party B fail to pay Party C the Total Conversion Price according to Article 6 hereof (except for non-payment under the circumstances as specified in Article 6 hereof), Party C may issue a written notice to Part A and Party B,
(i)	Requiring Party A and/or Party B to perform its/their obligations continually; or

(ii)	Terminating the Agreement, in which case, Party B shall be entitled to require the Company to refund the Capital Increase Amount paid by Party B, and the Company and Existing Shareholders shall assist in handling all necessary procedures for refunding such Capital Increase Amount paid. After the Company has refunded such Capital Increase Amount paid, Party B shall cooperate with the Company and Existing Shareholders in signing all relevant legal documents and completing all necessary industrial and commercial procedures and restoring the Company’s registered capital and shareholders’ equity proportion to the original status when the Agreement is signed.
8. Confidentiality
8.1	Without prior written consents of the other parties (such consent may not be withheld without any justified reason), any party may not make any public statement concerning the Agreement or any other or subsequent document executed concerning the Equity Transfer and Capital Increase as mentioned herein.

8.2	Unless otherwise stipulated in Articles 8.1 and 8.3 hereof, the Parties shall deem any information received or acquired as a result of execution of the Agreement, which is in connection with the following contents, as confidential information and may not disclose or use:
8.2.1	The provisions of the Agreement and the provisions of any agreement made on the basis of the Agreement;

8.2.2	Negotiations in connection with the Agreement (and other relevant agreements or legal documents); and

8.2.3	Business, financial affairs or other issues (including future plans and objectives) relating to any party hereto.
8.3	Under any of the following circumstances, restricted disclosure or use of the information as specified in Article 8.2 hereof shall not apply:
8.3.1	The information to be disclosed or used as required by laws, or rules or regulations of any regulatory organization or any stock exchange;

8.3.2	The information required to be disclosed or used in order to empower the Parties with all interests under the Agreement;

8.3.3	The information required to be disclosed or used by any legal proceedings resulting from the Agreement or any other agreement which is made according to the Agreement; or information concerning Taxation issues of the disclosing party to be reasonably disclosed to the Tax agency;

8.3.4	The information to be disclosed to one party’s professional advisors, provided that the party shall require the professional advisors to abide by the provisions of Article 8.2 hereof on protection of such information as if they were the parties to the Agreement;

8.3.5	The information already in public domain other than as a result of breach of the Agreement;

8.3.6	The information that other parties have obtained a prior written approval to disclose or use; and

8.3.7	The information developed by one party independently after completion of the Equity Transfer and Capital Increase.
9.	Assignment
Any party may not assign any of its rights and interests hereunder without the prior written consent of the other parties.

10.	Termination and Rescission

Unless otherwise stipulated herein, if the Agreement is terminated or rescinded, the Parties shall take necessary steps immediately to cause the funds in the Offshore Co-Managed Account to be available for Party A’s use at its own discretion, and Capital Increase Amount and Equity Transfer Amount paid by PAMC Group shall be refunded to PAMC Group.

11.	Governing Law and Dispute Settlement

11.1	Governing Law

The Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

11.2	Arbitration
11.2.1	Each party shall do its utmost to settle any and all disputes arising from or relating to the Agreement through amiable negotiation. If a dispute cannot be settled in an amiable way within sixty (60) days after one party notifies the other parties, such dispute (including disputes over effectiveness or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-Commission for arbitration according to the prevailing arbitration rules.

11.2.2	Arbitral awards shall be final and binding upon the Parties and may be enforced according to the relevant rules.

11.2.3	Arbitration fee shall be borne by the losing party/parties or the party/parties specified by the arbitration tribunal. If one party deems it necessary to enforce arbitral awards via any kind of Lawsuit, the breaching party/parties shall be responsible for all reasonable expenses and costs, including, but not limited to, reasonable legal fee and costs for any additional Lawsuit or arbitration arising from the enforcement of arbitral awards by non-breaching party/parties.

11.2.4	Each and all Parties shall perform the Agreement continually in all aspects during dispute settlement except for those in dispute.
12.	Notice

12.1	Any and all notices shall be written in Chinese and served to the following addresses or fax numbers (as the case may be) by hand, by registered airmail or by fax:
Pacific Asia Mode Cube Limited Add.: 8/F, Tower B, International Plaza, No.19, Jianguomenwai Avenue, Beijing Attn.: Ying Zhu Tel: 010-58692980 Fax: 010-58692960

Redgate Media AD Co., Ltd. Add.: 8/F, Tower B, International Plaza, No. 19, Jianguomenwai Avenue, Beijing Attn.: Ying Zhu Tel: 010-58692980 Fax: 010-58692960

Shanghai Yuqing Advertising Broadcasting Co., Ltd. Add.: Room 3303, Junling Plaza, 500 Chengdu Road N., Shanghai Attn.: Gang Zheng Tel: 021-63618021 Fax: 021-63606195

Weidong Zhu
Add.: 2/F, 1A Tower, No. 345 Lane, Xinhua Road, Shanghai
Tel: 13901729948
Fax: 021-52540919

Shanghai Hongmen Advertising Co., Ltd.
Add.: 2/F, 1A Tower, No. 345 Lane, Xinhua Road, Shanghai
Attn.: Yun Yang
Tel: 021-62810161
Fax: 021-52540919
12.2	As to any notice, correspondence or document made or sent under Article 12 hereof,
12.2.1	It shall be deemed as served on a Business Day of the destination when it is delivered by hand with a written receipt at or prior to 17:00 on the same day, or at 9:00 of the next Business Day of the destination when it is delivered later than 17:00 on a Business Day or at any time on a non-Business Day; or

12.2.2	It shall be deemed as served on the fifth (5th) Business Day after mailing if it is sent within the territory of China by postage prepaid EMS service; or

12.2.3	It shall be deemed as served on the tenth (10th) Business Day after mailing if it is sent to or from any place out of the territory of China by postage prepaid international courier service; or

12.2.4	It shall be deemed as served upon transmission by fax, with a transmission report which confirms successful transmission and an oral acknowledgement (the addressee shall keep the record which bears his/her signature), or at 9:00 of the next Business Day of the destination when it is delivered later than 17:00 on a Business Day or at any time on a non-Business Day.
12.3	During the term of the Agreement, each party has the right to change its contact address or fax number with a written notice to other parties hereto.

13.	Expenses

Each party shall be responsible for the costs and expenses in connection with its negotiation, preparation and performance of the Agreement.

14.	Entire Agreement

14.1	The Agreement, as well as all agreements and/or documents as mentioned or expressly included herein, shall be the entire agreement among the Parties concerning the subject matter hereof and supersede all prior written or oral agreements, contracts, understandings and correspondences among the Parties concerning the subject matter.

14.2	For the purpose of the Agreement, the Parties shall take all necessary steps to apply to relevant governmental authorities for approval of the Equity Transfer and Capital Increase hereunder and to complete relevant procedures for Industrial and Commercial Registration, including, but not limited to, execution of all necessary documents according to the requirements of the Administration for Industry and Commerce (including the Equity Transfer and Capital Increase Agreement as mentioned in Appendix 4 hereto). If it is necessary to execute other agreements or documents in order to obtain the government approvals or to complete alteration procedures for implementing the Equity Transfer under the Agreement, the contents of such agreements or documents shall be consistent with those of the Agreement; otherwise, the Agreement shall prevail.

15.	Severability

If any of the provisions of the Agreement is held invalid or unenforceable, such provision shall not be implemented to the extent of invalidity or unenforceability and shall be deemed excluded from the Agreement; however, such invalidity or unenforceability shall not invalidate the remaining provisions hereof. The Parties shall do their reasonable utmost to supersede such invalid and unenforceable provisions with effective and enforceable provisions, and the validity of the superseding provisions shall be the same with original validity of such invalid and unenforceable provisions as far as possible.

16.	Waiver

Any party’s failure to exercise, or delay in exercise of, any right or remedy hereunder shall not be deemed a waiver or alteration of such right or remedy. Any party’s rights and remedies hereunder or according to the Agreement shall be accumulative.

17.	Liability for Breach of Contract

Unless otherwise stipulated herein, in case of breach of the Agreement, the breaching party/parties shall compensate losses incurred by non-breaching party/parties arising therefrom (if the Agreement is terminated or rescinded, the breaching party/parties shall reimburse the costs and expenses incurred to the non-breaching party/parties as mentioned in Article 13 hereof).
The Agreement is written in Chinese and has been signed in Beijing, China by duly authorized representatives of the Parties. The Agreement is made in eight (8) copies, one (1) for each party and the remaining kept by the Company for filing.

Execution Page

Pacific Asia Mode Cube Limited [company seal]
Signature:	/s/ Peter Bush Brack
	Name:	BRACK, Peter Bush
	Title:	CEO

Redgate Media AD Co., Ltd. [company seal]
Signature:	/s/ Yue Jin
	Name:	Yue Jin
	Title:	Chairman of the Board

Shanghai Yuqing Advertising Broadcasting Co., Ltd. [company seal]
Signature:	/s/ Cuiping Xu
	Name:	Cuiping Xu
	Title:	Chairman of the Board

Weidong Zhu
Signature:	/s/ Weidong Zhu

Shanghai Hongmen Advertising Co., Ltd. [company seal]
Signature:	/s/ Cuiping Xu
	Name:	Cuiping Xu
	Title:	Legal Representative

Appendix 1
Balance Sheet
Appendix 1

2007 Shanghai Monthly Accounting Statements of Commercial Enterprises
Balance Sheet

Competent Authority:		Kuai Shang Di Yue Sheet 01
Name of Company: Shanghai Hongmen Advertising Co., Ltd.	August 31st, 2007	Unit: RMB Yuan

		Opening Balance	Closing Balance
Assets	Line No.	of Year	of Year
Current Assets:
Monetary Fund	1	241,772.81	182,670.47
Short-term Investment	2
Accounts Receivable	3	43,800.00	-175,100.00
Manufacturing Accounts Receivable	4
Less: Bad Debts Reserves	5
Net Accounts Receivable	6	43,800.00	-175,100.00
Prepayment	7
Subsidy Payments Receivable	8
Futures Margin	9
Other Receivables	10
Inventories	11
Including: State Order Grain and Oil (Grain Enterprises)	12
Purchased Grain at Protective Price	13
Grain and Oil Reserves	14
Other Business Expenses to be Transferred	15
Deferred Expenses	16	519,020.79	291,297.35
Current Assets Losses in Suspense	17
Long-term Bonds Investment due within a Year	18
Other Current Assets	19
Total Current Assets	20	804,593.60	298,867.82
Long-term Investment:
Long-term Investment:	21
Fixed Assets:
Original Value of Fixed Assets	24	4,391,800.00	5,358,430.00
Less: Accumulated Depreciation	25	213,634.21	596,285.38
Net Value of Fixed Assets	26	4,178,165.79	4,762,144.62
Liquidation of fixed assets	27
Construction in Process	28
Net Losses of Fixed Assets in Suspense	29
Total Fixed Assets	35	4,178,165.79	4,762,144.62
Intangible Assets and Deferred Assets:
Intangible Assets	36
Deferred Assets	37
Total Intangible Assets and Deferred Assets	40
Other long-term Assets:
Long-term Deferred Expenses	41
Deferred Tax:
Deferred Tax Debits	42
Total Assets	45	4,982,759.39	5,061,012.44
Appendix 1

		Opening	Closing Balance of
Liabilities and Owner’s Equity	Line No.	Balance of Year	Year
Current Liabilities:
Short-term Loans	46
Including: Order Price Grain Loans (Grain Enterprises)	47
Protective Price Grain Loans	48
Notes Payable	49
Accounts Payable	50	136,861.00	42,275.00
Accounts Received in Advance	51
Other Payables	52	4,551,958.89	4,406,851.89
Accrued Payroll	53
Welfare Benefits Payable	54
Taxes Payable	55	1,777.50	-2,274.00
Profits Payable	56
Other Expenses Payables	57	1,201.50	12,978.10
Accrued Expenses	58
Long-term Liabilities due within a Year	59
Other Current Liabilities	60
Total Current Liabilities	65	4,691,798.89	4,459,830.99
Long-term Liabilities:
Long-term Loans	66
Including: Grain and Oil Loans (Grain Enterprises)	67
Including: State Special Grain and Oil Reserves Loans	68
Bonds Payable	69
Long-term Payables	70
Other long-term Loans	71
Including: Housing Revolving Funds	72
Total long-term Liabilities	76
Deferred Tax Credits:
Deferred Tax Credits	77
Total Liabilities	80	4,691,798.89	4,459,830.99
Owner’s Equity:
Paid-up Capital	81	3,000,000.00	5,200,000.00
Capital Reserves	82	1,520,000.00	1,520,000.00
Surplus Reserves	83
Including: Public Welfare Funds	84
Undistributed Profits	85	-4,229,039.50	-6,118,818.55
Current Year Profits
Total Owner’s Equity	88	290,960.50	601,181.45
Total Liabilities and Owner’s Equity	90	4,982,759.39	5,061,012.44
Supplementary Information:
1. Commercial Acceptance Bill Discounted: RMB ;
2. Original value of fixed assets under financing lease included in the historical value of fixed assets: RMB ;
3. Closing balance of entrusted loans: RMB ;
4. Closing balance of commodity stocks
5. Closing balance of commodity price-cutting reserves: RMB.

Enterprise Administrative Principal:	Chief Accountant:	Accounting Manager:	Prepared by:
Appendix 1

Shanghai Monthly Accounting Statements of Commercial Enterprises
Statement of Main Taxes Payable

Competent Authority:		Kuai Shang Di Yue Sheet 01 Attached List
Name of Company: Shanghai Hongmen Advertising Co., Ltd.	September, 2007	Monetary Unit: RMB Yuan

			Current Year
	Line	Amount of	Cumulative
Item	No.	Current Month	Amount
I. Advertising Revenue
1. Advertising Sales
(1) Amount not deducted at the beginning of the period (presented by “-”)	1
(2) Output VAT	2
	3
	5
(3) Input VAT	6
	7
	8
	9
	10
(4) Amount not deducted at the end of the period (presented by “-”)	11
2. VAT Payable
(1) Amount unpaid at the beginning of the period	12
(2) Transfer-in amount of current period	13
(3) Amount paid of current period	14
(4) Amount unpaid at the end of the period	15
II. Business Tax:
1. Amount unpaid at the beginning of the period	16
2. Amount payable of current period	17
3. Amount paid of current period	18
4. Amount unpaid at the end of the period	19
III. Consumption Tax:
1. Amount unpaid at the beginning of the period	20
2. Amount payable of current period	21
3. Amount paid of current period	22
4. Amount unpaid at the end of the period	23
IV. Urban Maintenance and Construction Tax
1. Amount unpaid at the beginning of the period	24
2. Amount payable of current period	25
3. Amount paid of current period	26
4. Amount unpaid at the end of the period	27
V. Income Tax:
1. Amount unpaid at the beginning of the period	28
2. Amount payable of current period	29
3. Amount paid of current period	30
4. Amount unpaid at the end of the period	31
Enterprise Administrative Principal:
Appendix 1

Shanghai Monthly Accounting Statements of Commercial Enterprises
Income Statement
Kuai Shang Di Yue Sheet 02
Monetary Unit: RMB Yuan

			Current Year
	Line	Amount of	Cumulative
Item	No.	Current Month	Amount
I. Commodity Sales Revenue	1		739,050.00
Including: Sales Revenue from Collecting and Storage Business of Grain and Oil	2
Less: Sales Discount and Allowance	3
Net Revenue from Commodity Sales	4
Less: Cost of Commodity Sales	5
Including: Costs of Sales from Collecting and Storage Business of Grain and Oil	6
Operating Expenses	7	113,641.10	1,223,855.84
Including: Operating Costs from Collecting and Storage Business of Grain and Oil	8
Tax and Extra Charges on Commodity Sales	9		68,731.66
	10
II. Profits on Commodity Sales	11	-113,641.10	-553,537.50
Add: Income from purchase and sales commission	12
	13
III. Main Operating Profits	14	-113,641.10	-553,537.50
Add: Other Business Profits	15
	16
Less: Administrative Expenses	17	202,483.84	1,315,779.23
Including: Administrative Expenses from Collecting and Storage Business of Grain and Oil	18
Financial Expenses	19
Including: Financial Expenses from Collecting and Storage Business of Grain and Oil	20	7.00	-3,926.33
Exchange Losses	21
	22
	23
IV. Operating Profits	24	-316,131.94	-1,865,390.40
Add: Investment Proceeds	25
Futures Return	26
Subsidy Income	27
Non-operating Income	28
Less: Non-operating Expenses	29
Add: Profit and Loss Adjustment of Former Years	30
	31
	32
V. Total Profits	33	-316,131.94	-1,865,390.40
Including: Total Profits from Collecting and Storage Business of Grain and Oil	34
Less: Income Tax	35		24,388.65
	36
	37
VI. Net Profits	38	-316,131.94	-1,889,779.05
Accounting Executive:
Appendix 1

Appendix 2
Warranty
1	Power and Capability of Existing Shareholders and Company

1.1	Establishment and Power to Execute the Agreement

Existing Shareholders and the Company have legal rights, all powers and authorizations to execute and perform the Agreement. Existing Shareholders will execute any other documents according to or in connection with the Agreement. Once executed, such documents shall become an effective and binding obligation of Existing Shareholders and the Company according to the provisions thereof.

1.2	Non-conflict

Execution of the Agreement, performance of the obligations hereunder, execution of any other document according to or in connection with the Agreement or performance of the obligations under such documents by Existing Shareholders and the Company will not violate any agreement, permit or document, or empower any third party to terminate or modify agreements, permits or other documents, or violate any judgment or ruling issued or made by any court or governmental authority.

1.3	Company’s Registered Capital
1.3.1	The Company’s registered capital has been paid up in full amount.

1.3.2	As a legal holder of the Transferred Equity, Party C’s acquisition of the Transferred Equity will not result in any dispute. Any third person, except for Party C, shall not have any right or interest in connection with the Transferred Equity.

1.3.3	Party C has the right to sell and transfer all rights in connection with the Transferred Equity to Party B without the consent of any third person (except for government approval).

1.3.4	The Company has the right to accept investments of Party B without the consent of any third person (except for government approval).
1.4	Company’s Business
1.4.1	Any and all activities conducted by the Company in connection with the Mosquito-Control Light Box Project, such as application, implementation and operation, comply with all pertinent laws, regulations and administrative documents (including, but not limited to, the Administrative Regulations on Outdoor Advertisements, No 25 Order of the State Administration for Industry and Commerce, effective as of July 1, 2006; the Measures of Shanghai Municipality for the Administration of Outdoor Advertising Facilities, No. 43 Order of Shanghai People’s Government, effective as of April 1, 2005;
Appendix 2

and Several Opinions of Shanghai Administration for Industry and Commerce on Implementing Registration Administration of Outdoor Advertisements, No. HGSG [2006] 178, effective as of July 28, 2006). The Company has obtained all necessary government approvals and permits.
1.4.2	The Company has installed at least 800 Mosquito-Control Light Boxes and completed advertisement release in 800 light boxes, both of which have been approved by relevant government authorities. Item 1.4.2 of the Disclosure Letter lists all government approvals and permits (hereinafter referred to as “Approval Documents”), including, but not limited to, the Letter on Consent to Set up Mosquito-Control Light Boxes in Communities, Colleges, Universities and Other Areas in Shanghai issued on January 4, 2005 by Shanghai Municipal City Appearance and Environmental Sanitation, No. HRHF [2004]283; the Letter of Shanghai Decision on Approval of Administrative License of City Appearance and Environmental Sanitation and the Planning Permit for Construction Project (for Scattered Projects) which the Company obtains for all completed Mosquito-Control Light Boxes; and the Registration Certificate of Outdoor Advertisement obtained for all Mosquito-Control Light Boxes in which advertisements have been released obtained by the Company concerning the Mosquito-Control Light Box Project, and all Approval Documents are effective and issued for each respective Mosquito-Control Light Box. According to the Approval Documents, the Company has the right to continually install at least 1,200 Mosquito-Control Light Boxes and release advertisements therein to complete the Mosquito-Control Light Box Project, for which the Company need not apply for any other government approval. There is not any limit imposed by any relevant government authority upon the time for completing the Mosquito-Control Light Box Project.

1.4.3	The right to use positions which the Company has received concerning the installed Mosquito-Control Light Boxes is legal and valid, and all advertisements released are under legal and valid authorizations and have been approved by competent authorities. Item 1.4.3 of the Disclosure Letter lists all contracts, agreements, documents and other relevant instruments under which the Company obtains the rights to use positions of and release advertisements in the light boxes. Such documents are issued for each Mosquito-Control Light Box and are valid and enforceable according to the provisions thereof. There is no inconsistency or conflict with the Approval Documents.

1.4.4	The proportions of community service advertisements released in light boxes by the Company to the whole advertisement area comply with any and all laws, regulations, government decrees (including Approval Documents), permits, contracts and other similar documents which are binding upon the Company, unless incompliance will not have any adverse effect upon the Company and the Mosquito-Control Light Box Project.
1.5	Options, etc.

No one has the right to require the Company to issue, sell or transfer any equities to it. There is no Encumbrance or arrangement or obligation of Encumbrance or judicial preservation measures on the Company’s equities, and there is no existing or potential legal dispute or controversy on the Company’s equities.

1.6	Competitive Interests

Existing Shareholders or their respective related parties do not hold any direct or indirect interests in any field that is or may be competitive with the businesses of the Company.
Appendix 2

1.7	Investments, Joint Ventures and Affiliates

The Company has not invested in any other company, enterprise, partnership, joint venture or other unincorporated organization, institute or firm, or established any branch, representative office, business unit or any permanent office.

2	Accuracy and Sufficiency of Information Disclosed to Party B

The information included herein and other information rendered or provided by the Company and Existing Shareholders to PAMC Group or any of its representatives, employees or professional advisors in the negotiation of the Agreement or for the background check or other investigations by Party B (or its representatives) prior to the date of the Agreement was (at the time of provision) and are true, complete and accurate in all aspects, not misleading. No facts, affairs or circumstances which may cause any of such information to become untrue, incorrect or misleading have been disclosed to Party B. There is no fact, affair or circumstance which might reasonably affect Party B’s intention for purchasing the Transferred Equity and investing in the Company or which might reasonably affect the terms and conditions on which Party B intends to purchase the Transferred Equity and invest in the Company once such fact, affair or circumstance is disclosed.

3	Accounts and Records

3.1	Current Accounts

The Company has prepared Accounts in accordance with Chinese laws and accounting principles, standards and practices generally adopted in China on the date of the Agreement in order to truly and fairly reflect the Company’s assets, liabilities and operations up to the Balance Sheet Date, the Company’s profits or losses during relevant periods, and the provision for bad and doubtful debts made by the Company on the Balance Sheet Date according to accounting practices.

3.2	Company’s Accounts

The Company’s Accounts truly and fairly reflect the Company’s assets, liabilities and operations up to the Balance Sheet Date, the Company’s profits or losses during relevant periods, and the provision for bad and doubtful debts made by the Company on the Balance Sheet Date according to accounting practices.

3.2	Profit

Profits reflected in the Accounts up to the Balance Sheet Date and the profit trends indicated in the Accounts will not be affected by extraordinary item expenditures, abnormal or special transactions, transactions made out of regular business terms or any other factor which are included in the Accounts, and will not thus cause all or any part of the Company’s profits to be on the high or low side exceptionally, except for those disclosed reasonably in the Accounts.
Appendix 2

3.3	Loans and Debts

The Company has not any loan which has not been settled, or any kind of financing which needs not to be indicated or reflected in the Accounts or any debt which has not been repaid.

3.4	Changes since the Balance Sheet Date (except with Party B’s written consent)

For the purpose of the Company, since the Balance Sheet Date:
3.4.1	There is not any material adverse change in the Company’s financial conditions, transaction conditions, prospects or sales volume, or any existing or potential fact, condition or circumstance which will or may result in such facts, conditions or circumstances;

3.4.2	The Company engages in its businesses in a normal or usual way; there is not any interruption or change in nature, business scope or manner of the Company’s businesses; the Company conducts operation activities consecutively at all times;

3.4.3	The Company has not made any other transaction, or assumed or incurred any liability (including contingent liability), or omitted any payment in the Accounts;

3.4.4	The Company’s profits will not be affected as a result of changes or inconsistencies of accounting treatments, any extraordinary item expenditures, abnormal or special transactions, transactions made out of regular business terms or any other factor which causes the Company’s profits to be on the high or low side exceptionally;

3.4.5	There is not any material adverse impact upon the Company’s business resulting from loss of any important clients or any abnormal factor which affects similar business in the similar degree, and there is not any fact which may result in such kind of impacts. For the purpose of this Article, the Company’s important client means a client who contributes at least 5% of the Company’s sales volume prior to the Balance Sheet Date;

3.4.6	Unless otherwise indicated in the Accounts, the Company did not declare, make or pay any bonus or other distributions to its shareholders;

3.4.7	The Company did not reduce or agreed to reduce the registered capital;

3.4.8	The Company has not been refused for any insurance claim, or settled any claim at the benefit of less than the amount claimed;

3.4.9	Compared with the information disclosed in the Accounts, there is not any material adverse change in client relationship of the mentioned businesses, the businesses or the Company’s financial conditions or current situation, prospects, assets or debts, or any damage or loss of the mentioned businesses or assets of the Company (whether insured or not);
Appendix 2

3.4.10	The Company did not purchase, sell, assign or dispose otherwise any kind of assets, or withdraw, waive or release or discount all or any part of its debts or claims, except for those during the normal course of business;

3.4.11	The Company did not waive or release any right of important or substantial value;

3.4.12	The Company has not paid any capital expenditure exceeding RMB1 million in total, or made any capital commitment exceeding RMB1 million in total;

3.4.13	The Company has not adopted any resolution which may reduce substantially net asset value of the Company, or during affair handling or management taken any step which may reduce substantially the net asset value of the Company; and

3.4.14	The Company need not assume any absolute or contingent liability or obligation, except for existing liabilities and obligations under the contracts which are made in the ordinary business course.
4	Legal Affairs

4.1	Compliance with Laws

None of the Company’s past and present businesses and operations may violate any of Chinese laws. The Company has not violated its memorandum of association. Since the date of establishment, the Company has not been investigated or inquired by any court, arbitrator, government agency or regulatory organ, has not any pending or anticipated ruling, arbitral award, decision or judgment, and has not received any notice or other communications (official or otherwise) issued by any court, arbitrator, government agency or regulatory organ concerning any person’s Lawsuit against the Company for actual or potential violation of and/or incompliance with any law or its memorandum of association.

4.2	Permits and Approval Documents

All permits have been obtained, are fully valid, and have been or are being observed. There is not any pending or anticipated investigation or inquiry which may suspend, revoke, modify or cancel any permit. No permit is violated and may in no case be suspended, revoked, modified or cancelled (no matter whether it is due to execution or performance of the Agreement or otherwise).

4.3	Lawsuits and Disputes
4.3.1	The Company has not received any claim for damages or other demands.

4.3.2	The Company (or each person to whom the Company shall assume vicarious liability for act or default) has not been involved in any claim, legal action, legal proceedings, Lawsuit, charge, investigation, inquiry or arbitration (as a plaintiff, a defendant or other party), or any kind of pending or threatened claim, legal action, legal proceedings, Lawsuit, charge, investigation, inquiry or arbitration which is made by the Company (or
Appendix 2

each person to whom the Company shall assume vicarious liability for act or default) against a third person, or by a third person against the Company (or each person to whom the Company shall assume vicarious liability for act or default) or the assets held by the Company.

4.3.3	The Company is not involved in any investigation, administrative sanction, enforcement arrangement or other circumstance concerning claim, legal action, legal proceedings, Lawsuit, charge, investigation, inquiry or arbitration which may result in any dispute or dissension.

4.3.4	Disputes disclosed by the Company will not have material adverse effects upon ordinary business of the Company.

4.3.5	In particular, but without prejudice to general principles of the aforesaid clause, the Company is not involved in any dispute with its clients or employees about the Company’s facilities or work, or about any loss, damage or injury arising therefrom.

4.3.6	There is not any pending judgment, court order or arbitral award in connection with the Company. Any of the Company’s businesses or assets is not subject to any seizure, enforcement or procedure.
4.4	Bankruptcy
4.4.1	There is no ruling or the Company has not made applications, adopted resolutions or held meetings concerning dissolution or bankruptcy (or shutout, distribution of the Company’s assets to its creditors and/or shareholders or other contributors, or any other procedure). The Company is not involved in any case or legal proceedings on bankruptcy or reorganization, or in any event which may provide legal basis for such cases or legal proceedings in accordance with Chinese laws.

4.4.2	The Company is not insolvent, or incapable of repaying its debts due.
5	Transactions and Contract Arrangements

5.1	Capital Commitments

The Company did not and will not make any capital commitment.

5.2	Arrangements with Related Parties
5.2.1	There is not any actual or contingent debt, or any arrangement for compensation, warranty or guarantee, between the Company and Existing Shareholders or any of related parties.
Appendix 2

5.2.2	The Company is not and has not been a party to any contract, arrangement or understanding: i) with Existing Shareholders or any of related parties; or ii) under which Existing Shareholders or any of related parties enjoy direct or indirect interests.

5.2.3	There is not any existing contract or arrangement between the Company and/or Existing Shareholders and/or any of related parties.
5.3	Arrangements with Related Parties
5.3.1	There is not any actual or contingent debt, or any arrangement for compensation, warranty or guarantee, between the Company and any of its present or former employees, directors or consultants or any party relating to the aforesaid persons.

5.3.2	The Company is not and has not been a party to any contract, arrangement or understanding: i) with any of its present or former employees, directors or consultants or any party relating to the aforesaid persons; or ii) under which any of its present or former employees, directors or consultants or any party relating to the aforesaid persons enjoy direct or indirect interests.

5.3.3	There is not any existing contract or arrangement between the Company and/or any of its present or former employees, directors or consultants or any party relating to the aforesaid persons.
5.4	Consequences of Equity Transfer and Capital Increase

Execution and fulfilment of, and compliance with, the Agreement will not and cannot make the Company lose any of its present rights or preferences, or make any person who conducts normal transactions with or grants credit loans to the Company terminate transactions with or credit loans to the Company on the same basis, or cause any of the Company’s directors or senior officers to resign. Attitudes or behaviours of any of the Company’s clients, employees and other persons will not be affected adversely thereby.

5.5	Contracts
5.5.1	The Company is not, and has not been, a party to the following contracts, arrangements or commitments which:
(i)	are made out of ordinary business course;

(ii)	are not made on the basis of fair business transaction in all aspects;

(iii)	are in a loss nature, that is to say, the Company is aware that fulfilment of the contracts, arrangements or commitments will result in losses;
Appendix 2

(iv)	cannot be performed or fulfilled on schedule without any difficulty except with enormous or special expenditures or efforts;

(v)	make the Company agree to be a party of any joint venture, consortium, partnership or other unincorporated organization (except for recognized industrial associations), unless those have been disclosed to Party B in the Disclosure Letter.
5.5.2	No contract, obligation, agreement or arrangement to which the Company is one party or which is binding upon the Company will be invalid, illegal or unenforceable, or is required to be registered or amended, in accordance with laws or regulations or as a result of conflicts with laws or regulations.

5.5.3	No agreement with respect to the Company will be or has been terminated due to changes in the Company’s control right or in members of the Board of Directors, and no rights of any person concerned will be affected materially and adversely.
5.6	Compliance with the Agreement

Item 5.6 of the Disclosure Letter lists all effective contracts or agreements to which the Company is one party, covering the target price of equal to or more than RMB500,000. All contracts to which the Company is one party and all kinds of agreements with respect of installation of mosquito killer light-boxes, media lease, billboard setup and advertising release are effective, binding and enforceable upon the parties thereto, and the Company and other parties concerned have complied with the terms thereof. The Company has no reason to rescind, avoid or waive any contract or such kind of agreement. The Company has not received any notice concerning rescission or proposed rescission of any such document. The Company did not delay in paying or fail to pay any contract price due and payable.

In particular, but without prejudice to general principles of the aforesaid clause, cooperative arrangements as specified in the cooperation agreement between the Company and Shanghai Pest Control Corporation are exclusive and irrevocable, and any provision (including areas of public interest advertisements in light boxes) thereof which are inconsistent with the government approvals (including Approval Documents), permits, contracts and other similar documents which are binding upon the Company will not impair the validity of such cooperation agreement, or have any adverse impact upon the Company.

5.7	Guarantee
5.7.1	There is not any pending warranty, compensation, guarantee or comfort (whether it is legally binding or not) made by or in favour of the Company.

5.7.2	Neither the Company nor its representative has offered, made or incurred any loan, warranty, pledge, mortgage, lien, bond, Encumbrance or unusual debt, or granted any loan to any of the Company’s directors or shareholders. Directors or other persons have not made any warranty or guarantee for any of the Company’s finance or other obligations.
Appendix 2

6	Employees, etc.

6.1	Employments and Employment Term
6.1.1	Each and all agreements and arrangements in connection with employment of the Company’s directors and senior officers are made by the parties concerned on the basis of fair business transaction, and the terms thereof are fair and reasonable in comparison with recognized market practices in China.

6.1.2	The following contents are absence from the Company’s employment clauses, consulting agreements or director appointment terms: changes in the Company’s control right or shareholders (control right is to be specified in relevant documents, if any) will empower such employees, consultants or directors to deem the aforesaid changes as a default, or to receive any fund or any kind of interest, or to deem that they have been dismissed by the Company or exempted from any obligation.

6.1.3	There is not any past or present, threatened or contingent dispute between the Company and any kind of its employees. There is not any arrangement between the Company and any trade union or organization on behalf of such employees.

6.1.4	There is not any circumstance which requires or may require the Company to pay compensations as a result of any of its former employees, or to reemploy its former employees or to recover their posts.
6.2	Amounts Payable upon Termination of Employment Contract

Unless otherwise disclosed in the Accounts,
6.2.1	The Company has not assumed and will not assume any liability for violation of any employment or consulting contract with any of its employees or consultants, including, but not limited to, redundancy payment, damages for illegal rescission of any employment contract, and penalties for incompliance with rulings on post recovery or reemployment of any employee; and

6.2.2	As for proposed termination or suspension of employment of any present or former employee, or modifications to any employment contract concerning such present or former employee, or modifications to any consulting agreement concerning any present or former consultant, the Company did not pay or agreed to pay any amount or offer any interest to such present or former employee or any dependent or to such present or former consultant.
6.3	Labour Dispute

The Company is not involved in any labour dispute, and no circumstances may result in any labour dispute. The Company has not been under any dispute or negotiation over any major claim with any trade union, employees’ association, any other similar organization or institution on behalf of employees.
Appendix 2

6.4	Reward System

The Company has not any arrangement for option incentive, stock option, profit sharing or other similar incentives in connection with the Company, any of its present or former employees.

6.5	Social Insurance
6.5.1	The Company is not in breach of any obligation to pay Social Insurance premiums for its employees.

6.5.2	Except for the Social Insurance, there is not any pension, accumulation fund or pension and welfare fund, scheme or arrangement under which the Company is obligated to (whether moral or contractual obligation) offer any kind of retirement benefits (including benefits payable for retirement, demission, death and deformity, and any other benefit which is usually offered according to accumulation fund or pension scheme) of the same degree to any of the Company’s present or former employees, or their respective spouses or other relatives.
7	Taxes

7.1	The Company has not participated in any transaction which has imposed or may impose liabilities for Tax payment upon the Company (or, failure to make any remedy, reduction, exemption or setoff will or may result in such liability), except for those in ordinary business course.

7.2	The Company has not any major dispute with any Tax authority about Tax affairs since the date of establishment. All Tax preferences and financial subsidies which the Company has enjoyed are obtained in accordance with laws. There is no circumstance where Company is required to make up Taxes or relevant interests, refund subsidies or assume other relevant liabilities.

7.3	The Company has paid in time all Taxes and government fees, made all declarations, issued all notices and provided all other materials to be provided to any Tax authority and other government agencies within the period specified by laws. All aforesaid materials are kept complete and accurate in all major aspects, and so are all declarations and notices, which are made on appropriate basis. The Company need not make up Taxes, pay additional Tax or accept other Tax investigation. No facts will result in Tax investigation against the Company. No notices are received or issued concerning disputes about any third person’s right to recover Taxes from the Company or to offer any Tax reduction or exemption to the Company. The Company has no and will have no obligation to pay interests of any unpaid Tax.

7.4	Execution or performance of the Agreement will not:
7.4.1	Result in losses to the Company, or offer any other Tax reduction or exemption, deduction or setoff with respect to the Company’s profits, earnings or revenues (or any amount deemed as profits, earnings or revenues) or increase relevant discount for the purpose of Tax reduction or exemption; or

7.4.2	Result in the Company’s obligation to pay any Tax or additional Tax.
Appendix 2

8	Assets

8.1	Ownership of Assets
8.1.1	All assets of the Company (except for those to be disposed or repaid in subsequent ordinary business course) are owned by the Company as of the Balance Sheet Date. All such assets and all assets and debts purchased or incurred thereafter, are of the Company’s properties in all aspects and are not the subject matters of any transfer or Encumbrance (except for lien incurred legally in ordinary business course), or of any instalment payment, conditional sales or credit sale agreement.

8.1.2	All such assets are occupied by or under the control of the Company, if applicable, or the Company has the right to occupy or control such assets. All such assets are within the territory of China.

8.1.3	The Company has no title to any land or real estate, but owns valid and binding lease interest, which is complete, free of any Encumbrance. No third person claims that it has the priority in such lease interest.

8.1.4	Item 8.1 of the Disclosure Letter lists all real estates and moveable property leased or used by the Company. As to those properties or assets leased by the Company which concern substantially operation activities, the Company shall abide by the lease clauses and owns valid lease interests in such assets. There is not any lien, Encumbrance, security interest or claim made by any person other than lessors of such properties and assets.
8.2	Sufficiency of Funds

Assets owned or leased by the Company constitute all properties, titles and assets required for the Company’s sufficient and effective operation of its present businesses or for convenient business operation.

8.3	Insurance
8.3.1	The Company has taken out, in the full amount of replacement, insurance for all its assets which other companies engaging in similar businesses or owning similar kinds of assets effect usually, covering accident insurance, death-and-injury insurance, third party liability insurance and other insurances which the same kind of companies effect usually.

8.3.2	As for all such insurances,
(i)	The Company has paid all premiums in time up to now;
Appendix 2

(ii)	All the insurances covered by the Company on leased real estates are valid. If the Company shall be responsible for further insurance, policies shall conform to all requirements for lease of real estates in all aspects;

(iii)	All policies are valid completely. There is not any act, omission, false statement or undisclosed event made by the Company or its representative, which may make such policies withdrawn, or circumstance which may make such policies invalid or unenforceable for illegal factors or other reasons, or any activity in violation of terms, conditions and Warranties under any policy, which empowers any insurer to refuse payment of whole or partial benefits claimed under relevant policy;

(iv)	As to each policy, there are not any special or irregular limits, terms, exceptions or restrictions, premium payable thereunder is in normal rate and no circumstances may increase premiums; and

(v)	There is not any pending claim or any circumstance which may result in any claim.
8.4	Subsidy

The Company has neither applied for, nor received, any investment or subsidy, loan or financial support from any governmental authority, regional organization, government agency or local authority.

8.5	No Non-disclosed Debt

The Company has not any other debt except for: i) debts disclosed or listed in the Accounts; ii) debts in the ordinary business course of the Company up to the Balance Sheet Date (neither of the two kinds of debts will have material adverse effects upon the Company’s financial affairs, transaction status, prospect or sales volume); or iii) debts disclosed herein.

9	Intellectual Property

9.1	Ownership

All Intellectual Property rights (the Company shall list in Item 9.1 of the Disclosure Letter all Intellectual Property rights which have been registered or are under registration application and describe them in brief) which have been or can be used for the Company’s operation and which are required for or in connection with the Company’s operation, and all relevant registration applications:
9.1.1	Are or will be owned legally by the Company as a beneficiary or may be used legally with the owners’ consents or permits;

9.1.2	Are valid and enforceable;
Appendix 2

9.1.3	Are not infringed, attacked or opposed by any person;

9.1.4	Are not restricted by any Encumbrance or any permit or authorization offered to other persons;

9.1.5	As for the Intellectual Property rights which have been registered, or those which are listed and described in brief in the Disclosure Letter and are under registration application, all due costs for registration renewal have been paid, and all measures required for maintenance and protection of the Intellectual Property rights have been taken; and

9.1.6	The Company has not made any claim or pending application for claim, which will have material impact upon the authenticity and accuracy of any of the aforesaid contents if it is made or approved.
Appendix 2

Appendix 3
Disclosure Letter
[None]
Appendix 3

Appendix 4
Equity Transfer and Capital Increase Agreement (for Industrial and Commercial Registration)

2

Equity Transfer and Capital Increase Agreement
The Agreement was executed on December 19, 2007 in Shanghai, China by and among the following parties:
(6)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room 1807, 15/F, South Tower of Building B, Jianwai SOHO, No.39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (“Party A”);

(7)	Shanghai Yuqin Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room 1533, 15/F, No. 728 Yan’an West Road, Changning District, Shanghai, China (“Party B”);

(8)	Weidong Zhu, a Chinese citizen, with his ID card No.: 310110197006105018 (“Party C”);

(9)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Road, Zhonggu Town, Qingpu District, Shanghai, China (“Company”).
(Party A, Party B, Party C and the Company are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party”.)
The registered capital of the Company is RMB5,200,000, of which Party B contributed RMB2,050,000, accounting for 39.42%; and Party C contributed RMB3,150,000, accounting for 60.58%. The parties agree as follows through amiable negotiation and in accordance with pertinent laws and regulations:
Article 1 Equity Transfer
1.1 Party B shall transfer 39.42% equity interest of the Company held by it to Party A at the cost of RMB2,050,000.
1.2 The rights attached to the Equity Interest shall be transferred along with the Equity Interest.

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1.3 Party A shall pay the equity transfer price to Party B as agreed upon with Party B.
1.4 Party C agrees the aforesaid Equity Transfer and waives the pre-emptive right.
Article 2 Capital Increase
2.1 The Parties agree that Party A shall invest RMB7,357,377.7 in the Company, of which RMB1,210,000 shall be used to subscribe for the increased registered capital of the Company and RMB6,147,377.7 shall be included into the Company’s capital reserve.
2.2 Party A shall, within ten (10) working days from the date of the Agreement, pay to the Company the amount of subscription for the increased registered capital, namely, RMB1,210,000.
2.3 After completion of the equity transfer and capital increase, the Company’s equity structure will be changed as follows:

	Capital Contribution	Proportion in
Shareholders’ Name	Amount (RMB Yuan)	Registered Capital
Redgate Media AD Co., Ltd.	3,260,000	50.86%
Weidong Zhu	3,150,000	49.14%
Total	6,410,000	100%
2.4 Party C agrees to the aforesaid capital increase and waives the pre-emptive right.
Article 3 Warranties and Undertakings
3.1 Party B undertakes to Party A that the equity interest to be transferred is true, reliable and complete.

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3.2 Party B undertakes to Party A that it has full rights, powers and capabilities of act for equity transfer, free of fraud.
3.3 The Company and Party C undertake to Party A that the Company has the full rights to accept the Increased Capital Amount paid by Party A.
Article 4 Liability for Breach of Contract
Each party in breach of the Agreement shall assume the corresponding liability for breach of contract.
Article 5 Methods of Dispute Settlement
Any and all disputes arising from the performance of the Agreement shall be settled through amiable negotiation; where negotiation fails, any party may apply to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration.
Article 6 Miscellaneous
6.1 The Agreement shall be made in five (5) copies, one for each Party and the other for the Company for the purpose of completion of relevant procedures.
6.2 The Agreement shall take effect with signatures of the Parties.
[Execution page below]

5

[Execution Page] Redgate Media AD Co., Ltd. (seal)
Signature:
	Name:	Yue Jin
	Title:	Chairman

Shanghai Yuqin Advertising Co., Ltd. (seal)
Signature:
	Name:	Cuiping Xu
	Title:	Chairman

Weidong Zhu
Signature:

Shanghai Hongmen Advertising Co., Ltd. (seal)
Signature:
	Name:	Cuiping Xu
	Title:	Legal Representative

Appenndix 4

Appendix 5
List of Debts Repayable
Details of amount payable recorded in the Balance Sheet up to August 31, 2007:

No.	Details	RMB
1	Other amounts payable — Shanghai Yuqing Advertising Co., Ltd.	3,362,943.00
2	Other amounts payable — Starting Company/Exit and Entry Company for Personal Reasons (Fogen Yang)	1,043,908.89
3	Taxes payable	10,704.10

	Total	4,417,555.99

Details of amount payable incurred from 800 light boxes not listed in the Balance Sheet up to August 31, 2007

No.	Details	RMB
1	Amounts payable — costs for completed works	447,355.00
	Amounts payable — costs for completed works	117,325.00
	Amounts payable -5% of reparation fund	146,195.00

	Total	710,875.00

2	Costs payable for light-cloth making	15,892.00
3	Costs payable for light-box maintenance & cleanness	131,280.00

4	Costs payable for area development	315,240.00
5	Costs payable for area positions	546,615.00
6	Office expenses payable	60,110.75
7	Amount repayable to advance payments by original shareholders according to agreements	559,808.96
8	Interests payable to Chengye Guo	600,000.00

	Total	2,939,821.71

Appendix 5

Execution Version
Appendix 6
Employment Contract
Appendix VI to Equity Transfer Agreement A: Employment Contract (Weidong Zhu)

Employment Contract

4

Execution Version
Party A (Employer): Shanghai Hongmen Advertising Co., Ltd.
Legal Representative: Cuiping Xu          Title: Chairperson
Legal Address: Building P-1, No. 7523 Bei-Qing Highway, Chonggu Town, Qingpu District
Party B (Employee): Weidong Zhu
ID card No.: 310110197006105018
Nationality and Passport No.: China (Passport No.: N/A)
Domicile: C801-802, No. 163 Puhuitang Road, Shanghai, China
In accordance with such relevant laws, regulations and rules as the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and the Regulations of Shanghai on Labor Contract, Party A hereby employs Party B as a full-time employee and, on an equal, voluntary and consulting basis, the parties hereto conclude the Contract. The employment relation of the parties hereto shall be subject to such relevant laws and regulations as the Labor Law, the Employees’ Manual as amended by Party A from time to time and the terms and provisions in other internal regulations and rules. The Employees’ Manual and internal regulations and rules of Party A are filed at the personnel department of Party A, and Party B hereby states and undertakes: (i) he is a laborer at the statutory age for employment and has not established an employment relation with any third party in any form; (ii) before signing the Contract, he has carefully read and understood the Employees’ Manual and all the regulations and rules of Party A; (iii) Party A’s establishment of the employment relationship with Party B according to the Contract does not violate any agreement or statutory obligations of Party B.
Appendix VI to Equity Transfer Agreement A: Employment Contract (Weidong Zhu)

Term of Contract
The Contract adopts the term of the contract specified in Paragraph 1 below.
The Contract is valid from September 1, 2007 to August 31, 2010, including a probation period from ___ (month) ___ (day) ___ (year) to ___ (month) ___ (day) ___ (year).
The Contract is a contract with a flexible term from ___ (month) ___ (day) ___ (year), including a probation period from ___ (month) ___ (day) ___ (year) to ___ (month) ___ (day) ___ (year).
The term of the contract shall be the period for completion of a certain job. The particular tasks are as follows:

Job Description and Location
As per needs of production, Party A engages Party B as General Manager, working at 2/F, Block 1A, No. 345 Lane, Xinhua Road, Shanghai, China. Party B agrees that Party A may adjust, at its discretion, the job, department and office location of Party B according to the needs of work and the capacity and performance of Party B. Party B shall obey such arrangement of Party A and complete the work specified for the job.
Labor Remuneration
According to the relevant regulations of China and Shanghai, Party A shall pay the salary of Party B on a monthly basis, which shall be at least the minimum salary standard in Shanghai.
Party A shall pay the salary in currency on the 28th day of each month.
The particular payment method, standard and relevant content of the salary is agreed as follows:
     Party A shall monthly pay the salary to Party B by means of bank transfer;
     The monthly basic salary of Party B shall be determined separately by the Board of Directors.
Party B agrees that Party A is entitled to adjust the remuneration of Party B according to the job adjustment of Party B, as well as performance examination and contribution of Party B.
Working Hours, Rest and Leave
Party A implements the standard working-system for the Job of Party B. Party B shall work for not more than eight (8) hours per day and not more than forty (40) hours per week. Party A implements the overtime approval system and, without approval, overtime shall not be deemed as extended working time. In case of needs for production and operation, Party A may extend the working time according to law, but generally, it shall not exceed one (1) hour per day; where the working time needs to be extended due to special reasons, it shall not exceed three (3) hours per day and thirty-six (36) hours per week.
In case of extending the working time of Party B, Party A shall pay the remuneration for the extended working time of Party B in accordance with the Labor Law of the People’s Republic of China and relevant local regulations.
Party A warrants that Party B is entitled to all the rest and leaves according to the relevant regulations of China and Shanghai. After working for one full year, Party B shall be entitled to a paid annual

6

leave of seven (7) days, which will be increased by one day for each additional year, but shall not exceed fifteen (15) days accumulatively. Other leaves such as marriage leave and maternity leave to which Party B is entitled shall be subject to the relevant regulations and rules of Party A and the relevant local regulations.
Social Insurance and Welfare Benefits
According to the relevant regulations of China and Shanghai, the parties hereto shall participate in and perform the obligation of paying the premiums for such social insurance as endowment, unemployment, medical, industrial injury and family planning as well as housing reserve fund, and ensure that Party B is entitled to the rights of different social insurance and housing reserve fund; according to the relevant regulations of China, the individual income tax, social insurance and housing reserve fund to be paid personally by Party B shall be withheld and paid directly by Party A from the remuneration of Party B.
Rules for medical treatment period shall be applied to sickness or non-industrial injuries of Party B. The medical treatment period and sick leave salary, disease redress expenses and medical benefits within the medical treatment period, to which Party B is entitled, shall be subject to the relevant national and local regulations.
Other insurance and welfare benefits are agreed as follows:
     ______N/A______
     ______N/A______
Labor Protection, Working Conditions and Occupational Hazard Protection
Party A shall, in strict accordance with the regulations of China and Shanghai on labor protection, educate and train Party B in safe production and operating standards, endeavor to improve the working conditions, prevent any accident from happening, reduce occupational hazards and ensure the safety and health of Party B in production.
Party A shall provide Party B with labor protection articles according to the regulations of China and Shanghai and arrange for health examination for Party B according to regulations.
During the work, Party B must strictly abide by the rules for safety, sanitation and operating.
Where Party B suffers from any occupational disease or industrial injury or death, Party A shall grant all the benefits in accordance with the relevant regulations of China and Shanghai.
Labor Discipline
Party A has the right to formulate its regulations and rules in accordance with the relevant regulations of China and Shanghai, and practice the management and rewards and punishments on and for Party B according to the regulations and rules.
Party B shall carefully read, understand and abide by all the laws and regulations of China and the regulations and rules formulated by Party A according to law; strictly abide by the labor disciplines and guiding standards for work; take care of the properties of Party A and abide by the occupational ethics; actively participate in the training organized by Party A to improve the occupational skills.
Party B agrees that without the written consent from Party A, during the employment, Party B shall not be employed by any third party, especially by the competitors of Party A directly or indirectly, and shall not directly or indirectly compete or cause others to compete with the businesses of Party A or its successors and transferees.

7

Alteration of the Contract
In any of the following circumstances, the parties hereto may alter the relevant content of the Contract, but in a written form:
Upon negotiation, the parties hereto agree to alter part of the terms;
The Contract becomes unperformable due to any major change in objective conditions; or
The relevant regulations as the basis for concluding the Contract have been revised or abandoned.
Termination of the Contract
In any of the following circumstances, the Contract shall be terminated:
The conditions for terminating the Contract as agreed upon by the parities hereto are fulfilled or the Contract expires;
Party B retires or resigns;
Party B is dead or declared by the people’s court as dead or missing;
Party A becomes bankrupted according to law;
Party A has its business license revoked, is ordered to close down, is dissolved, or decides for an early dismissal; or
Other circumstances specified by the laws and regulations.
Renewal of the Contract
Upon its expiration, the Contract may be renewed upon agreement by and between the parties hereto.
Rescission of the Contract
As per agreement by and between the parties hereto upon negotiation, the Contract may be rescinded.
In any of the following circumstances, Party A may rescind the Contract:
Party B is proven to be disqualified for employment during the probation;
Party B violates materially the labor disciplines or the regulations and rules of Party A, including but not limited to the following circumstances:
(a)	The statement and undertaking made in the Contract or the process of employment is untrue or misleading;

(b)	Violating the Employees’ Manual or the regulations and rules of Party A;

(c)	Being dishonest and cheating (including stealing and faking);

(d)	Severely disobeying the arrangement or committing other material malpractices;

(e)	Getting drunk and taking drugs at work;

(f)	Forging or intentionally making up any record and certificate;

(g)	Exchanging blows and fighting;

(h)	Behaving impolitely to the clients or colleagues;

8

(I)	Being absent from the post, without any permission, consecutively for three (3) days or accumulatively for fifteen (15) days in one month;

(j)	Being in reeducation through labor; and

(k)	Violating other due diligences to be undertaken to Party A
Party B materially neglects the duties or is engaged in malpractices for selfish ends or discloses the business secrets of Party A, causing severe damages to Party A (such severe damages include not limited to an economic loss of RMB 50,000 to Party A and any damage to the goodwill of Party A);
Party B is simultaneously employed by other employers without obtaining any written consent from Party A, or with a written consent from Party A, but causing a material impact on completion of the task(s) assigned by Party A, or refusing to make rectification though Party A directs to;
Party B is investigated for criminal liabilities according to law; or
Other circumstances specified by the relevant laws and regulations.
Where Party B is involved in any of the following circumstances, Party A may rescind the Contract, but shall notify in writing Party B thirty (30) days in advance:
Party B can neither continue with the current job nor do any other job assigned by Party A due to the sickness or non-industrial injury after the specified medical treatment period expires, or the medical treatment exceeds the specified period;
Party B is not qualified for the job or fails to be qualified for the job even after training or job reallocation; or
Where the objective conditions as the basis for concluding the Contract are subject to a major change (including but not limited to relocation and merge of Party A, asset transfer of Party A and adjustment of organization structure, operating conditions or development strategy due to the needs of production and operation) and make it impossible to continue with the original employment contract, the parties hereto fail to reach an agreement on alternation of the Contract upon negotiation.
During the employment of Party B by Party A, in case of any of the following circumstances, Party A has the right to cut down the residual employees:
Party A conducts the rectification pursuant to the Enterprise Bankruptcy Law;
Party A encounters material difficulties in production and operation;
Party A switches production, introduces a major technology innovation or revises its business, and, after amendment of the employment contracts, still needs to reduce its workforce; or
Other major changes have happed to the objective economic circumstances as the basis for concluding the Contract rendering it unperformable.
Where Party A rescinds the Contract in compliance with the provisions of Articles 11.1, 11.3 and 11.4 herein, Party A shall pay economic compensation to Party B according to the relevant national and local regulations.
Where Party B is involved in any of the following circumstances, Party A may not rescind the Contract according to Articles 11.3 and 11.4:

9

Party B suffers from occupational disease or industrial injury or is verified as total or partial loss of labor capacity by the labor appraisal committee of the labor administration;
Party B is in the specified medical treatment period due to the sickness or non-industrial injury;
Party B is a female employee is in the period of pregnancy; or
Other circumstances specified by the laws and administrative regulations.
To rescind the Contract, Party B shall:
Within the term of the Contract, notify in writing to Party A thirty (30) days in advance, and, in case of violating the provisions herein, undertake the liabilities according to law.
In case of any of the following circumstances, Party B may, at any time, notify Party A to rescind the Contract:
(a)	Party B is in the probation period;

(b)	Party A forces Party B to work by means of violence, threatening or illegally constraining human freedom;

(c)	Party A fails to pay adequate labor remuneration according to the provisions herein; or

(d)	Other circumstances specified by the laws and administrative regulations for the employee to rescind the Contract.
Prior to any alteration or rescission of the Contract, Party B shall immediately and unconditionally complete the formalities of work and property hand-over according to the regulations and rules of Party A and return to Party A or its authorized agent the following documents, records, devices and other properties used by and in the custody of Party B:
All the documents or records, including electronic documents and records;
Any properties owned by Party A or its shareholders, inclusive of the documents or records in connection with the relevant business secrets or information, including but not limited to:
(a)	Business and financial arrangement or position of Party A;

(b)	Name list of clients, notices and service suggestion to clients; and

(c)	All the business transactions or matters relating to Party A or its clients.
Party B shall not retain any original or duplicate copy of the above materials. Prior to completion of the hand-over formalities, without permission of Party A, Party B shall not desert his post; otherwise, he shall be deemed as violating the confidential obligation.
Certificate of Contract Termination and Rescission
After the Contract is terminated or rescinded, Party A shall issue a certificate of employment contract termination or rescission as per provisions.
Liabilities for Breach of Contract
In case of rescinding the Contract by breaching the provisions or violating the confidential obligation specified herein, causing any loss to Party A, Party B shall be liable for compensation.
Where the Contract becomes unperformable due to the reason of force majeure and any party suffers any loss, the opposite party shall not undertake any liability for breach of contract.

10

Other Matters Agreed Upon by the Parties hereto
The Contract is governed by the laws of the People’s Republic of China. In case of any change in the laws and regulations as the basis of the Contract, the Contract shall be subject to such change.
Confidential rules: Party B shall not disclose any confidential materials relating to the relevant departments of Party A or any company or organization related to Party A, which Party B has known or acquired during the engagement with Party A, directly or indirectly to any third party (except for the persons with the right to know about such materials within the terms of reference or those especially authorized by Party A). In case of violating any obligation specified herein, Party B shall be deemed as materially violating the labor disciplines. The confidential obligations specified herein for Party B are open-ended and shall remain valid upon termination of the Contract. According to the actual conditions, the parties hereto may execute a separate confidentiality agreement.
Non-competition obligation: Party B shall sign separately with Party A the Non-competition Agreement prescribed in Appendix I hereto and undertake the non-competition obligations thereunder; the Non-competition Agreement shall taken as the supplementary terms of the Contract.
Party B agrees that Party A has the right to amend, at any time, the Employees’ Manual, labor disciplines and other regulations and rules.
Party B shall consciously abide by the norms formulated by Party A for occupational ethics and commercial contact and regulate his behaviour accordingly.
Party B is obliged to keep confidential his remuneration and welfare benefits, and in case of any question about such remuneration and welfare benefits, may consult with the personnel department of Party A.
As per work and business needs, Party A may carry out necessary business training on Party B. If necessary, the parties hereto shall separately sign a training contract, which shall be the supplementary terms of the Contract.
Labor Dispute Settlement
In case of any dispute between the parties hereto resulting from the performance of the Contract, it shall be settled through negotiation; where such settlement fails, any party may apply to the labor dispute arbitration committee with the jurisdiction for arbitration; in case of objecting the award, the objecting party may bring a lawsuit to the people’s court with the jurisdiction.
Miscellaneous
Where any matter is not specified herein or the terms hereto are in conflict with the laws and regulations, the relevant national and local stipulations shall prevail.
The parties hereto shall strictly abide by and implement the Contract signed and stamped by them. The Contract is in duplicate, of which the parties hereto will hold one copy each.

11

[Execution Page]
Party A: Shanghai Hongmen Advertising Co., Ltd. (Official Seal)

Legal Representative:		(signature)

Cuiping Xu

September 1, 2007

Party B:		(signature)

Weidong Zhu
September 1, 2007
Appendix 6

Appendix 7
Confidentiality Agreement
Appendix 7

Confidentiality Agreement
The Confidentiality Agreement (“Agreement”) was executed on December 19, 2007 by and between the following Parties:

Party A:	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China; legal representative: Cuiping Xu;

And

Party B:	Weidong Zhu, with the ID card number of 310110197006105018, domicile: C801-802, No. 163 Puhuitang Road, Shanghai, China.
(The aforesaid parties are individually referred to as a “Party” and collectively referred to as the “Parties”.)
Whereas, the Employment Contract (hereinafter referred to as “Employment Contract”) was executed on September 1, 2007 by and between the Parties;
Whereas, Party B is aware that his post will give him access to Party A’s business materials, technical data and other information which are confidential and are Party A’s properties;
Whereas, Party B acknowledges that disclosure of any of the aforesaid information to Party A’s current or potential competitors or any other person or engagement in any business competitive with Party A will have material advertise impacts upon Party A during competition activities and will damage Party A’s business,
NOW, THEREFORE, the Agreement is made through equal and amiable negotiation and in accordance with the Law of the People’s Republic of China against Unfair Competition, the Labor Law of the People’s Republic of China, the Several Provisions on Prohibiting Infringements upon Trade Secrets and other pertinent laws and regulations.
1.	Representations and Warranties

Either party states and warrants that it is willing to execute and abide by the Agreement.

2.	Confidentiality
2.1	Confidentiality Scope
2.1.1	For the purpose of the Agreement, “Confidential Information” means proprietary or confidential information or material, whether tangible or intangible, of Party A or other parties (“Associated Companies”) which have association or business relationship with Party A, to which Party B has access by means of or in connection with the employment relationship with Party A, including, but not limited to:
(1)	information of Party A’s suppliers and clients, including, but not limited to:
(a)	information about the source of Party A’s raw materials, parts and components, including way of purchase, scope, quantity, way of outsourcing and purchase price, etc., and

(b)	list and contact information of all Party A’s clients, contracts,
Appendix 7

agreements and orders between Party A and its clients;
(2)	information about operation, plans, marketing or technologies, including Party A’s ad-planning, marketing strategy, channels and performance;

(3)	various technical data in connection with product development and manufacture, materials and drawings concerning technologies, techniques and design, and structure chart, circuit diagram, assembly drawing, operation instruction and supported software concerning all products;

(4)	Party A’s materials and plans for declaring various fund-supported projects;

(5)	all materials, computer software materials, computer hardware & equipment materials concerning all Party A’s intellectual property rights;

(6)	computer data, internal files, design and function specifications, development plans, implementation schedule and relevant results;

(7)	Party A’s financial plans and income & expenditures conditions, including financial budget and final account reports, financial statements, statistic reports and financial index;

(8)	costs and profits of the products;

(9)	important decisions made by Party A during operation, including, but not limited to, business strategies, business focus, items of business and long-term planning which Party A has not implemented or is implementing;

(10)	various records and documents about the board of directors and the manager meetings;

(11)	Party A’s letters of intent, contracts and other files, including plans and documents for declaring various fund-supported projects;

(12)	the amount of salaries, compensations or rewards of Party A’s employees;

(13)	proprietary or confidential information of a third party which Party A obtains from the third party that expresses that such information may be used for certain restricted purposes only and requires Party A to keep confidential; and

(14)	Other matters as Party A deems confidential.
2.1.2	Confidential Information shall not include:
(1)	the information which has been available in public domain prior to execution of the Agreement;

(2)	the information which may be available in public domain other than due to Party B’s faults after execution of the Agreement;

(3)	the information which is provided by Party A to Party B, permitting Party B in writing to use or disclose such information;

(4)	the information which Party B obtains from a third party that has no confidentiality obligation; or

(5)	the information which Party B has to disclose in accordance with laws, regulations, or orders of the competent court, administrative authorities or other regulatory organs, provided that Party B shall, before disclosing such information, inform Party A of the order about disclosure so that Party A may take appropriate protective measures.
2.2	Confidentiality Obligation
2.2.1	Party B shall protect the confidentiality and exclusiveness of such Confidential Information. Without Party A’s prior written consent, or unless otherwise stipulated
Appendix 7

herein, Party B may not, during the employment period (including the probation period) and within three (3) years after his demission for any reason (hereinafter referred to as “Confidentiality Period”), disclose, copy or distribute directly or indirectly the Confidential Information to any other individual (including, but not limited to, Party A’s employees), company or entity in any way, or use the Confidential Information for its own interests or the interests of any other individual, company or entity.

2.2.2	Where Party B has to provide the Confidential Information to any other individual (including, but not limited to, Party A’s employees), company or entity for the need of work, Party B shall first of all apply to Party A’s general manager and may not provide such information without the approval.

2.2.3	For the duration of employment, Party A shall have the right to dispose all Party A’s materials which are being used by Party B, or require Party B to deliver such materials to other persons for preservation or use, and Party B must obey such arrangements.

2.2.4	Party B shall notify Party A immediately if, during the confidentiality period, Party B is aware that any third person uses or discloses the Confidential Information improperly.

2.2.5	After termination or rescission of the employment relationship between the Parties, or at any time required by Party A prior to termination or rescission of such relationship, Party B shall, immediately [in no case later than five (5) days after the day of termination or rescission of the employment relationship or the day of Party A’s requirements, whichever is earlier], destroy or return Party A (according to Party A’s requirements) (without any reservation, development otherwise or delivery to other persons) all materials, documents or articles concerning the Confidential Information which Party B contacts or masters or which are under conception; all devices, files, data, records, reports, lists, business correspondences, instructions, diagrams, design drawings, drafts, raw materials, equipments, other documents or properties and all articles to be returned to Party A, or all reproductions thereof made by Party B during his employment, or any other article owned by Party A or its successors or appointees. Party B may not go through the procedures for post transfer or demission until Party B has handed over his work to Party A or its appointed persons or departments.
2.3	Non-license or warranty

Unless otherwise licensed in writing, Party A has not granted Party B any license to use any trade secret or intellectual property (including patents, trademarks, copyrights and know-how), or granted impliedly Party B such license by means of transmission of its Confidential Information or other information. Furthermore, Party A’s disclosure of the Confidential Information shall not constitute or contain any representation or warranty concerning the correctness or completeness of such information.

2.4	Data about Former Employer
2.4.1	Party B undertakes that, during the employment by Party A, it shall not disclose or use any confidential information which is obtained in connection with his prior work or prior to employment by Party A and to which Party B assumes confidentiality obligation, or bring any text or other tangible carriers recording such confidential information to Party A’s premises. Party B shall be solely responsible for any dispute arising from Party B’s failure to perform the aforesaid obligation.
Appendix 7

2.4.2	Party B agrees to execute any appropriate document or to take any appropriate measures for executing and performing the Agreement. Party B warrants that the performance of all articles of the Agreement will not violate any agreement executed by Party B prior to his employment by Party A.
3.	Liability for Breach of Contract
3.1	Party B acknowledges and agrees that Party A shall have the right to impose such punishments as bonus deduction, post transfer, salary reduction or rescission of the Employment Contract according to the specific circumstances in case Party B breaches the Agreement in any way.

3.2	Party B acknowledges and agrees that, if Party B breaches the Agreement in any way, Party B shall compensate Party A for all direct or indirect losses resulting from his breach of contract, including losses of saleroom, profits, commissions, goodwill and clients, and for the costs incurred by Party A as a result of claim for liabilities for breach of contract, including, but not limited to, legal cost, reasonable attorney fee and expenses.

3.3	Party B agrees that, if Party B discloses the contents of Article 2.1.1 hereof in violation of the Agreement, Party A shall have the right to claim for liabilities for breach of contract according to Article 3.1 hereof and Party B shall also pay to Party A the penalty equivalent to RMB200,000.

Party A shall have the right to make further recovery against Party B where the penalty paid by Party B is insufficient to make up Party A’s losses under Article 3.2 hereof.

3.4	Notwithstanding the stipulations in Articles 3.1 to 3.3 hereof, Party B acknowledges that monetary compensation will not be sufficient relief for his breach of contract hereunder, and Party A has the right to obtain other remedies such as injunction and specific performance for such breach of contract. However, the said remedies shall not be the sole relief for Party B’s breach of contract but one relief in addition to those granted to Party A by law.
4.	Applicable Law and Dispute Settlement
4.1	The Agreement shall be governed by and construed in accordance with Chinese laws.

4.2	Arbitration
4.2.1	Any and all disputes arising from or in connection with the Agreement shall be settled through amiable negotiation between the Parties. Where a certain dispute cannot be settled through negotiation within sixty (60) days after either party sends a notice to the other, such dispute (including disputes over the validity or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its arbitration rules in force then.

4.2.2	Arbitral awards shall be final and binding upon the Parties and shall be enforced in accordance with pertinent clauses.

4.2.3	Arbitration fee shall be for the account of the losing party or the party designated by the arbitration tribunal. Where either party has to enforce arbitral awards by virtue of any kind of lawsuit, the breaching party shall be responsible for all reasonable costs and expenses incurred therefrom, including, but not limited to, reasonable attorney fee and the costs and expenses of any additional lawsuit or enforcement incurred by the other party as a result of application for enforcement of arbitral awards.
Appendix 7

4.2.4	The Parties shall perform the Agreement continually in all aspects during settlement of disputes, except for those in dispute.
5.	Miscellaneous
5.1	Entire Agreement: the Agreement, as well as its schedules and appendices (if any), shall be the final document which can specify the Parties’ intentions completely and accurately, and constitute the entire agreement between the Parties in connection with the subject matter of the Agreement and substitute for all prior written and oral agreements, contracts, understandings and letters between the Parties in connection with the subject matter hereof; there are not prior representations warranties or agreements concerning the Agreement. Without the written consent of the Parties, modifications to, addition and deletion of the terms and conditions of the Agreement shall not be binding upon the Parties.

5.2	Waiver: Waiver of any default or negligence hereunder shall not be deemed as its waiver of any other default or negligence, whether the natures are similar. Any single or partial exercise of any right shall not exclude any future exercise of such right. Waiver may not be valid until the written document bearing the signature of the authorized representative of the waiving party has been sent and such written document shall be confirmed as a waiver according to its literal meaning.

5.3	Severability: When any of the terms or provisions of the Agreement is held invalid for any reason whatsoever, the invalidity shall not affect the remaining terms and provisions hereof and the invalid term or provision shall be deemed as deleted from the Agreement unless the invalidity has materially affected continual performance of the whole Agreement. The Parties may enter into a supplementary agreement through negotiation to specify relevant issues.

5.4	Third Person’s Interest: The Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and authorized assigns. No provision hereof may be deemed as granting expressly or impliedly any rights, remedies or obligations to any person or entity other than the Parties and their respective successors and authorized assigns.

5.5	Notices: all notices, demands, requests, acknowledges or other communications in connection with the Agreement must made in writing and served on the following addresses (or other addresses informed by relevant parties hereto in writing) in person, by carrier or registered letter with a receipt. A notice, demand, request, acknowledge or other communication in connection with the Agreement shall be deemed as served: 1) at the time of delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service date shall apply; 3) five (5) days after mailing in case of service by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service date shall apply.
To:	Shanghai Hongmen Advertising Co., Ltd. Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China Attn: Yun Yang Tel: 021-62810161 Fax: 021-52540919
Appendix 7

To:	Weidong Zhu Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China Tel: 13901729948 Fax: 021-52540919
5.6	Headings: The headings of all the articles in the Agreement are inserted only for reference and may not deemed as interpretation of the Agreement or affect the meanings of the Agreement in any form.

5.7	Publicity: Unless laws and regulations contain provisions to the contrary, neither party nor its agent may make any public statement concerning the Agreement, or any other document or subsequent documents concerning the matters of the Agreement without the prior written consent of the other party (such content may not be withheld without any justified reason).

5.8	Language: the Agreement shall be written in Chinese.

5.9	Counterpart: the Agreement shall be made in two (2) copies, one for each party.
(Execution Page Attached)
Appendix 7

(Execution Page)
The Parties have signed the Agreement on the date first mentioned above.
Party A: Shanghai Hongmen Advertising Co., Ltd. (seal)

Legal Representative:		(signature)

Cuiping Xu

Party B:		(signature)

Weidong Zhu
ID card No.: 310110197006105018
Appendix 7

Appendix 8
Intellectual Property Agreement
Appendix 8

Intellectual Property Agreement
The Intellectual Property Agreement (“Agreement”) was executed on December 19, 2007 by and between the following parties:

Party A:	Shanghai Hongmen Advertising Co., Ltd., a limited liability company duly incorporated and existing under the laws of China, with its legal address at P-1 Building, No. 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China; legal representative: Cuiping Xu;

And

Party B:	Weidong Zhu, with the ID card number of 310110197006105018, and domicile at C801-802, No. 163 Puhuitang Road, Shanghai, China.
(The aforesaid parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)
Whereas, the Employment Contract (“Employment Contract”) was executed on September 1, 2007 by and between the Parties;
Whereas, Party B is aware that he may, according to the Employment Contract, complete certain service invention-creation as a result of performance of the tasks assigned by Party A or by virtue of Party A’s material and technical conditions. Such service invention-creation shall be Party A’s properties, and the titles thereto shall vest in Party A;
Whereas, Party B is willing to transfer all rights and interests in connection with the service invention-creation to Party A, completely and free of charge, according to the Agreement,
NOW, THEREFORE, the Agreement is made by and between the Parties through equal and amiable negotiation in accordance with the Law of the People’s Republic of China against Unfair Competition, the Patent Labor Law of the People’s Republic of China and other pertinent laws and regulations.
6.	Representations and Warranties

Either party represents and warrants that it is willing to execute and abide by the Agreement.

7.	Service Invention
2.1	Definition

For the purpose of the Agreement, “Service Invention” means all results including, but not limited to, programs, machine, finished products, compounds, improvements, reports, publications, books, video works, drawings, data, software, inventions & creations (whether
Appendix 8

protected by the Patent Law), works, information in tangible media (whether protected by the Copyright Law), trademarks, trade names, product appearance, trade secrets, know-how, concepts (whether protected by pertinent laws and regulations on trade secrets), and other subject matter of the intellectual property, trademarks, trade secrets protected by the Patent Law, Copyright Law, Trademark Law, Trade Secret Law or other laws, new or useful technologies, combinations, discoveries, formulas, production techniques, technical development, artworks, software and designs, achieved by Party B (whether independently or jointly with others) from practice, creation, derivation, development or manufacture or conceived in connection with Party A’s business (whether related to Party B’s performance of his duties) during employment by Party A on the basis of primary, partial or slight use of the material and technical conditions of Party A (including, but not limited to, Party A’s funds, equipments, parts, raw materials, technical information, technical materials, resource information and trade secrets).

2.2	Service Invention during the Term of Office

Service inventions as mentioned in Article 2.1 hereof which are achieved by Party B, whether independently or jointly with others, during his term of office, as well as all materials and intellectual property rights concerned (whether patents, trademarks or other rights may be applied for), shall be Party A’s proprietary properties all over the world. Party B agrees to transfer all rights and interests (including, but not limited to, rights to apply for patents, rights of authorship, rights of license and rights of rewards) in connection with the service invention to Party A, completely and free of charge. Party A may grant certain rewards to Party B in light of specific circumstances.

2.3	Invention & Creation after Demission

Party B agrees that, the inventions and creations achieved by Party B in connection with Party A’s business (whether related to Party B’s performance of his duties), whether independently or jointly with others, within twelve (12) months after termination or rescission of the employment relationship between the Parties shall be deemed as achieved during the employment with Party A, no matter whether patents, trademarks or other rights may be applied for. Party B shall transfer all rights and interests (including, but not limited to, rights to apply for patents, rights of authorship, rights of license and rights of rewards) in connection with the inventions and creations to Party A, completely and free of charge. Party B shall assist Party A in applying for patents or other rights thereto.
8.	License of Service Invention

Where Party B is unable to transfer the service inventions as mentioned in Article 2 hereof or any of the rights and interests thereon to Party A according to the laws, Party B hereby grants an exclusive, gratuitous transferable, irrevocable and worldwide license (including sublicense to sub-licensees at multiple levels) to Party A to implement such non-transferable rights, titles and interests. Where any of the rights and interests to or relating to such inventions can neither be transferred to Party A from Party B nor be licensed to Party A, Party B shall irrevocably waive all claims, and agree forever not to claim, for any right, title and interest in connection with the non-transferable and non-licensable right of Party A or its assigns.
Appendix 8

9.	Perfection of Relevant Rights
4.1	Party B agrees to do its utmost to take all necessary legal actions for Party A’s acquisition and maintenance of the rights to such service inventions, including application for registration; Party B agrees to, at Party A’s requirements, issue such documents and take such measures as necessary to confirm Party A’s right to such service inventions.

4.2	Where Party A fails to obtain any of the necessary documents above for any reason whatsoever or any of such documents bears no signature of Party B, Party B hereby confirms to designate and appoint irrevocably Party A and its duly authorized senior officer(s) and agent(s) as Party B’s actual agent(s) to represent and substitute for Party B:
(a)	to execute, deliver, apply, register and transfer the record of any such application;

(b)	to execute and deliver any document necessary for enforcement of such documents; and

(c)	to conduct all other legal activities, to procure the delivery, application, registration, record transfer, execution and enforcement of patents, copyrights, trade secrets and other rights in connection with service inventions, which shall have the same legal force with those executed by Party B in person.
4.3	Without Party A’s written consent, Party B shall have no right to, directly or indirectly,
(a)	copy, adapt, modify, translate, produce, market, publish (issue), distribute, sell, license or partially license, transfer, lease, transmit, show or use any of the aforesaid service inventions or any of relevant duplicates in any part of in any form;

(b)	use the aforesaid service inventions or any of relevant duplicates in any part of in any form to create derivative works, permit electronic access or read or store any computer memory; or

(c)	Procure other persons to conduct any of the aforesaid activities.
10.	Applicable Law and Dispute Settlement
5.1	The Agreement shall be governed by and construed in accordance with Chinese laws.

5.2	Arbitration
5.2.1	Any and all disputes arising from or relating to the Agreement shall be settled through amiable negotiation between the Parties. Where a certain dispute cannot be settled through negotiation within sixty (60) days after either party sends a notice to the other, such dispute (including disputes about validity or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its arbitration rules in force then.

5.2.2	Arbitral awards shall be final and binding upon the Parties and shall be enforced in accordance with pertinent clauses.
Appendix 8

5.2.3	Arbitration fee shall be for the account of the losing party or the party designated by the arbitration tribunal. Where one party has to enforce arbitral awards by virtue of any kind of lawsuit, the breaching party shall be responsible for all reasonable costs and expenses incurred therefrom, including, but not limited to, reasonable attorney fee and the costs and expenses of any additional lawsuit or enforcement incurred by the other party as a result of application for enforcement of arbitral awards.

5.2.4	The Parties shall perform the Agreement continually in all aspects during settlement of disputes, except for those in dispute.
11.	Liability for Breach of Contract

In case of breach of the Agreement, the breaching party shall compensate the non-breaching party for all losses arising therefrom.

12.	Miscellaneous
7.1	Entire Agreement: the Agreement, as well as its schedules and appendices (if any), shall be the final document which specifies the Parties’ intentions completely and accurately, constitute the entire agreement between the Parties in connection with the subject matter of the Agreement; there are no prior representations, warranties or agreements concerning the Agreement. Without the written consent of the Parties, modifications to, addition and deletion of the terms and conditions of the Agreement shall not be binding upon the Parties.

7.2	Waiver: waiver of any default or negligence hereunder shall not constitute the waiver of any other default or negligence, no matter whether the natures are similar. Single or partial exercise of any right hereunder shall not exclude future exercise of such right. Waiver may be valid only when the written document bearing the signature of the authorized representative of the waiving party has been sent and such document can be deemed as a waiver decision in the literal meaning.

7.3	Severability: where any of the terms or articles of the Agreement is held invalid for reasons whatsoever, the invalidity shall not affect the remaining terms and articles of the Agreement unless it has materially affected the continual performance of the whole agreement, and such invalid term or clause shall be deed as deleted from the Agreement. The Parties may negotiate to enter into a supplemental agreement to specify relevant issues.

7.4	Third-Party Interests: the Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and the assigns permitted by the Parities. No terms of the Agreement may be deemed as granting expressly or impliedly any right, remedy or obligation to any individual or entity other than the Parties and their respective successors and the assigns permitted by the Parties.

7.5	Notices: all notices, demands, requests, acknowledges or other communications in connection with the Agreement must be made in writing and sent to the addressee’s address as follows (or other address notified in writing) in person, by carrier or registered letter with receipt. A notice, demand, request, acknowledge or other communication in
Appendix 8

connection with the Agreement shall be deemed as served: 1) upon delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service date shall apply; 3) five (5) days after mailing in case of service by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service date shall apply.

To:	Shanghai Hongmen Advertising Co., Ltd.
Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China
Attn: Yun Yang
Tel: 021-62810161
Fax: 021-52540919

To:	Weidong Zhu
Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China
Tel: 13901729948
Fax: 021-52540919
7.6	Headings: The headings of all articles of the Agreement are inserted only for reference and may not be deemed as interpretation of the Agreement or affect the meanings of the Agreement in any way.

7.7	Publicity: unless otherwise provisions to the contrary in laws and regulations, neither party nor its agent may make any public statement concerning the Agreement, or any other document or subsequent documents concerning the matters of the Agreement without the prior written consent of the other party (such content may not be withheld without any justified reason).

7.8	Language: the Agreement shall be written in Chinese.

7.9	Copies: the Agreement shall be made in two (2) copies, one for each party.
(Execution Page Below)
Appendix 8

(Execution Page)
The Parties have signed the Agreement on the date first mentioned above.
Party A: Shanghai Hongmen Advertising Co., Ltd. (seal)

Legal representative:		(signature)

Cuiping Xu

Party B:		(signature)

Weidong Zhu
Appendix 8

Appendix 9
Non-competition Agreement (to be Executed with Party C)
Appendix 9

Execution Version
Non-Competition Agreement
The Non-Competition Agreement (hereinafter referred to as “Agreement”) is made and entered into on December 19, 2007 in Beijing, China by and among the following parties:
(1)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Highway, Chonggu Town, Qingpu District, Shanghai, China (hereinafter referred to as “Party A”);

(2)	Shanghai Yuqing Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room 1533, 15/F, No. 728 Yan’an West Road, Changning District, Shanghai, China (hereinafter referred to as “Party B”)

(3)	Pacific Asia Mode Cube Limited, a limited liability company incorporated and existing under the laws of Hong Kong, with its registered address at Room 2703, 27/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, China (hereinafter referred to as “Party C”); and

(4)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of China, with its registered address at Room. 1807, 15/F, South Building, Tower B, Jianwai SOHO, 39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (“Party D”, hereinafter collectively referred to as “PAMC” jointly with Party C);
(The aforesaid parties are hereinafter collectively referred to as the “Parties”, and individually referred to as a “Party”.)
Whereas,
1)	Party A is a company engaging in design, production, issue, ad-agency, image production and planning for enterprise image (those requiring the operating license are subject to licensing);

2)	Party B is a limited liability company engaging in outdoor advertising operation;

3)	The Parties entered into an Equity Transfer and Capital Increase Agreement on December 19, 2007 (“Equity Transfer and Capital Increase Agreement”). According to that Agreement, one of the conditions precedent for Party D’s to take over Party A’s equity interest held by Party B and increase capital in Party A is that Party A shall not encounter any competitive activity from Party B;

4)	Party B is aware that its violation of the non-competition obligation hereunder will result in material damage to Party A or PAMC’s interests;

5)	Party B agrees to perform the non-performance obligation according to the Agreement in order to protect Party A’s and PAMC’s Interests.
Now, therefore, the Parties agree as follows through equal and amiable negotiation and in accordance with existing applicable laws, regulations and rules of the People’s Republic of China:
I. Definitions
Appendix 9

1.1	Related Party

For the purpose of the Agreement, Related Party of any individual or entity includes (1)any kind of organization in which such individual or entity acts as management personnel, director or is a partner or owns 10% or more of the actual interests held independently or jointly with the Related Party, whether directly or indirectly; (2) 10% or more of the actual interests of such individual or entity is held directly or indirectly by the Related Party; (3) 10% or more of the actual interests of such individual or entity and the Related Party is held by the same person or entity directly or indirectly; (4) any trust or other properties in which the individual or entity owns material actual interests or acts as a trustee (or other similar position); and (5) the person who lives with the individual, or acts as the director or management personnel of such entity or its parent company or subsidiary, or any relative or spouse of such director or management personnel, or any of the spouse’s relative.
1.2	Competitive Business

Competitive Business refers to any business competitive with Party A (including, but not limited to the project Party A started up in 2004 and will be completed in two stages prior to June, 2006 to set up 1500 to 2000 mosquito-control light boxes in universities, colleges and communities of Shanghai, and related business in the following work), including, but not limited to any activity as follows: 1) development and production of any product which is competitive or similar to that being developed or produced by Party A; 2) sale, by means of direct sale or distribution via network, transaction or otherwise sale, of the products produced by a third person which are competitive or similar to those distributed, transacted or sold by Party A; 3) provision in any way of the services which are competitive or similar to those provided by Party A; the aforesaid products or services include any product or service which is being developed by Party A or which is being planned or developed during the Agreement period; or 4) other characteristics competitive with Party A.
II.	Non-Competition

2.1	Non-Competition Period

The Parties agree that, for the purpose of the Agreement, “Non-Competition Period” means the period of three (3) years from the execution date hereof.

2.2	Non-Competition Scope

The Parties hereby agree that, for the purpose of the Agreement, “Non-Competition Scope” means all over the world, including but not limited to the People’s Republic of China (including Hong Kong SAR, Macao SAR and Taiwan Region) and any other country and region where Party A is developing or will develop businesses.

2.3	Non-Competition Obligation

Without Party A’s prior written consent, Party B warrants that, within the non-competition period and to the extent of non-competition scope and businesses, it will not, nor via its Related Parties:

1)	conduct any activity damaging Party A’s interests or infringe Party A’s legitimate interests (for the purpose of this Article, “Party A” in Article 2.3 hereof shall be deemed as including Party A and its subsidiaries, parent companies or any Related Party); or

2)	incite, entice, instigate or otherwise procure any of Party A’s employees to terminate the employment relationship with Party A, other than the activities conducted by Party B with Party A’s written consent during the relevant period for performance of its duties;
Appendix 9

3)	incite, entice, instigate or otherwise procure any of Party A’s suppliers, contractors or clients (including, but not limited to, mosquito-control light box and advertising box production and installation companies, advertising companies as well as advertising operation releaser) to terminate the cooperation relationship with Party A, or conduct any activity which may create an adverse effect upon the cooperation relationships between Party A and such partners, suppliers, contractors or clients; or

4)	provide any consulting service or other assistance to other persons directly or indirectly in its own name or as the representative or employee of other individuals or organizations, to assist with other persons in conducting competitive businesses; or

5)	engage in or take part in, directly or indirectly, any business or activity in any way (including but not limited to investment, emerge, affiliation, joint venture, cooperation, contracting or leasing management or equity participation), whether independently or jointly with others.
III.	Governing Law and Dispute Resolution

3.1	Governing Law

The Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.
3.2	Dispute Resolution

1)	Any dispute arising from or relating to the Agreement shall be resolved through amiable negotiation between the Parties. Where a certain dispute cannot be resolved through negotiation within sixty (60) days after one party sends a notice to the other parties, such dispute (including disputes about the validity or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its arbitration rules in force then.

2)	The arbitral award shall be final and binding upon the Parties and may be enforced in accordance with pertinent clauses.

3)	Unless otherwise ruled, arbitration fee shall be for the account of the losing party. Where one party has to enforce an arbitral award by virtue of any kind of lawsuit, the breaching party shall be responsible for all reasonable costs and expenses incurred therefrom, including, but not limited to, reasonable attorney fee and the costs and expenses of any additional lawsuit or enforcement incurred by the other as a result of application for enforcement of such arbitral award.

4)	During the period of dispute resolution, the Parties shall continue to perform the Agreement in all aspects other than the issues in dispute.
IV.	Remedies for Breach of Contract

4.1	The Parties agree that Party B shall assume the liability for breach of contract if Party B violates the non-competition obligation as specified in Article 2 hereof, all incomes obtained from violation of such obligation (such as engagement in the work competitive with Party A) shall vest in Party A, and Party B shall compensate Party A for all actual losses arising therefrom. In addition, Party A shall be entitled to require Party B to immediately cease conducting any activity relating to competitive business.

4.2	Party B acknowledges that liquidated damages as mentioned in Article 4.1 above shall not constitute sufficient remedy for its breach of contract. Party B agrees that Party B shall compensate Party A for all expenses, liabilities or losses (including, but not limited to, interest and attorney fee paid or incurred as a result of breach of contract) to Party A if any expenses, liabilities or losses (including but not limited to Party A’s loss of profit) are incurred by Party A due to Party B’s breach of the Agreement.
Appendix 9

V.	Effectiveness and Term

The Agreement shall become effective as of the date of execution by the Parties and remain perpetually effective. Earlier termination of the Agreement shall not prejudice the right of the non-breaching party to claim against the breaching party according to the Agreement.

VI.	Miscellaneous

6.1	Entire Agreement: the Agreement, as well as its schedules and appendices (if any), shall be the sole and final document which specifies the Parties’ intentions completely and accurately, and constitute the entire agreement between the Parties concerning the subject matter of the Agreement. There are not prior representations, warranties or agreements concerning the Agreement. Without the written consent of the Parties, no modification to, addition or deletion of the terms and conditions of the Agreement shall be binding upon the Parties.

6.2	Waiver: any waiver of any default or negligence hereunder shall not represent the waiver of any other default or negligence, no matter whether the natures are similar. Any single or partial exercise of any right hereunder shall not exclude future exercise of such right. Such waiver may be valid only when the written document bearing the signature of the authorized representative of the waiving party has been sent and such document shall be deemed as a waiver decision in the literal meaning.

6.3	Severability: where any of the terms or clauses of the Agreement is held invalid for any reason whatsoever, the invalidity shall not affect the remaining terms and clauses of the Agreement unless it has affected materially the continual performance of the whole Agreement, and such invalid term or clause shall be deemed as deleted from the Agreement. The Parties may negotiate to enter into a supplementary agreement to specify relevant issues.

6.4	A Third-Party Interests: the Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and the assigns permitted by the Parities. No content of the Agreement may be deemed as granting expressly or impliedly any right, remedy or obligation to any individual or entity other than the Parties and their respective successors and the assigns permitted by the Parties.

6.5	Notice: all notices, demands, requests, acknowledges or other communications in connection with the Agreement must be made in writing and delivered to each party’s address as follows (or any other address notified in writing by such party) in person, by carrier or registered letter with receipt. A notice, demand, request, acknowledge or any other communication in connection with the Agreement shall be deemed as served: 1) upon delivery in case of delivery in person; 2) three (3) days after delivery to the carrier in case of delivery by carrier; if it is served within three (3) days, the actual service date shall apply; 3) five (5) days after mailing in case of delivery by registered letter (or airmail letter sent abroad); if it is served within five (5) days, the actual service date shall apply.
To: Shanghai Hongmen Advertising Co., Ltd.

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China

Attn.: Yun Yang
Appendix 9

Tel: 021-62810161

Fax: 021-52540919
To:	Shanghai Yuqing Advertising Co., Ltd.

Add.: Room 3303, Junling Plaza, No. 500 Chengdu N. Road, Shanghai, China

Attn.: Gang Zheng

Tel: 021-63618021

Fax: 021-63606195
To:	Pacific Asia Mode Cube Limited

Add.: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Beijing, China

Attn.: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960
To:	Redgate Media AD Co., Ltd.

Add.: 8/F, Tower B, International Plaza, No.19 Jianguomenwai Avenue, Chaoyang, Beijing, China

Attn.: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960
6.6	Headings: The headings of all the articles of the Agreement are inserted only for reference and may not be deemed as interpretation of the Agreement or affect the meanings of the Agreement in any way.

6.7	Publicity: unless otherwise provided to the contrary in laws and regulations, no party or its agent may make any public statement concerning the Agreement, or any other document or subsequent document concerning the matters of the Agreement, without the prior written consent of the other parties (such content may not be withheld without any justified reason).

6.8	Language: the Agreement shall be written in Chinese.

6.9	Counterparts: the Agreement shall be made in four (4) copies, one for each party.
(Execution Page Attached)
Appendix 9

(Execution Page)

Party A: Shanghai Hongmen Advertising Co., Ltd.
Legal Representative or Authorized Representative:	(signature)
Cuiping Xu

Party B: Shanghai Yuqing Advertising Co., Ltd.
Legal Representative or Authorized Representative:	(signature)
Cuiping Xu

Party C: Pacific Asia Mode Cube Limited
Legal Representative or Authorized Representative:	(signature)
BRACK, Peter Bush

Party D: Redgate Media AD Co., Ltd.
Legal Representative or Authorized Representative:	(signature)
Yue Jin

Appendix 9

Appendix 10
Party C’s Capital Increase Termination Agreement
Appendix 10

Termination Agreement
The Termination Agreement (hereinafter referred to as “Agreement”) was executed on December 19, 2007 in Beijing, China by and among the following parties:
(1)	Shanghai Yuqin Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered office at Room 1533, 15/F, No. 728 Yan’an West Road, Changning District, Shanghai, China (hereinafter referred to as “Yuqin”);

(2)	Fogen Yang, a Chinese citizen, with the ID card No.: 310102490620443;

(3)	Cui Yuan, a Chinese citizen, with the ID card No.: 310109461115402;

(4)	Weidong Zhu, a Chinese citizen, with the ID card No.: 310110197006105018;

(5)	Chengye Guo, a Chinese citizen, with the ID card No.: 110102195603230419;

(6)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Road, Zhonggu Town, Qingpu District, Shanghai, China (hereinafter referred to as “Hongmen”);

(7)	Pacific Asia Mode Cube Limited, a limited liability company incorporated and existing under the laws of Hong Kong SAR, with its registered address at Room 2703, 27/F, Central Plaza, No.60 Wyndham Street, Central, Hong Kong, China (hereinafter referred to as “PAMC”); and

(8)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room 1807, 15/F, South Tower of Building B,, Jianwai SOHO, No.39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (hereinafter referred to as “PAMC Group” jointly with PAMC);
(The aforesaid Parties are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party”.)
Whereas,
(A)	The Equity Transfer and Capital Increase Agreement of Shanghai Hongmen Advertising Co., Ltd. (hereinafter referred to as “No. 1 Capital Increase Agreement”) was executed on June 4, 2006 by and among Yuqin, Fogen Yang, Cui Yuan, Weidong Zhu, Chengye Guo and Hongmen;

(B)	The Supplementary Agreement for Equity Transfer and Capital Increase Agreement (hereinafter referred to as “No. 2 Capital Increase Agreement”) was executed on July 3, 2006 by and among the parties to the No. 1 Capital Increase Agreement;

(C)	The Supplementary Agreement for Capital Increase of Hongmen (hereinafter referred to as “No. 3 Capital Increase Agreement”) was executed in 2007 by and among Yuqin, Weidong Zhu and Hongmen;

(D)	Yuqin, Weidong Zhu and Hongmen acknowledge that the No. 1 Capital Increase Agreement, No. 2 Capital Increase Agreement, No. 3 Capital Increase Agreement, all appendices thereto and all legal documents (including, but not limited to, amendments to the articles of association signed by all shareholders of Hongmen, resolutions of shareholders’ meeting and other application documents submitted for industrial and commercial registration) constitute all relevant transaction documents (hereinafter referred to as “Yuqin’s Capital Increase Documents”) executed by Yuqin for investment in Hongmen;

(E)	Yuqin, Weidong Zhu and Hongmen executed the Equity Transfer and Capital Increase Agreement (hereinafter referred to as “PAMC’s Capital Increase Agreement”) with PAMC Group on December 19, 2007. According to PAMC’s Capital Increase Agreement, as one of the conditions precedent, Yuqin shall enter into an agreement with all parties to Yuqin’s Capital Increase Documents for terminating Yuqin’s Capital Increase Documents and
Appendix 10

confirming the performance of the obligated thereunder at the time of termination.
Now, therefore, the Agreement is made by and among the Parties through equal and amiable negotiation and in accordance with existing applicable laws, regulations and rules of the People’s Republic of China.
13.	Representations and Warranties

Each party hereto represents and warrants that it is willing to execute the Agreement and to comply with the Agreement.
14.	Termination of Yuqin’s Capital Increase Documents
2.4	Yuqin, Fogen Yang, Cui Yuan, Weidong Zhu, Chengye Guo and Hongmen agree to terminate Yuqin’s Capital Increase Documents. Any obligation under Yuqin’s Capital Increase Documents which has not been fulfilled up to the date of the Agreement will not be performed any more.

2.5	Yuqin agrees to convert the capital increase amount (“Unregistered Capital Increase”) which Yuqin shall remit in Hongmen’s capital increase account (A/C.: 216140100100068164) on June 27, 2007 according to the No. 3 Capital Investment Documents into the loan to Hongmen, and the latter shall make repayment on schedule. Therefore, Yuqin and Hongmen shall take all legal and feasible measures including, but not limited to, a) altering Hongmen’s accounting books, balance sheets and other financial data; b) revoking the Capital Verification Report of Shanghai Hongmen Advertising Co., Ltd. issued on July 4, 2007 by Shanghai Qinye CPA Firms, amendments to the articles of association, resolutions of shareholders’ meeting and other relevant documents signed by Yuqin and Weidong Zhu; c) applying to the industrial and commercial bureau for withdrawing all relevant materials submitted by Hongmen for handling the Unregistered Capital Increase and terminating all procedures concerned.
15.	Warranties and Undertakings of All Parties to Yuqin’s Capital Increase Documents
3.1	All parties to Yuqin’s Capital Increase Documents hereby warrant to PAMC Group that the parties have no disputes over the performance of Yuqin’s Capital Increase Documents up to the date of the Agreement and shall not claim any right relating to Yuqin’s Capital Increase Documents against PAMC Group due to the latter’s takeover of all the equity interest of Hongmen held by Yuqin.

3.2	Yuqin hereby makes warranties and undertakings to PAMC Group that, after Hongmen repays the Unregistered Capital Increase Amount according to PAMC’s Capital Increase Agreement and Yuqin’s loans as mentioned in Article 3.2.1 of the aforesaid Agreement,
3.2.1	Hongmen has not any other debt to Yuqin any more;

3.2.2	Yuqin will have no rights under Yuqin’s Capital Investment Documents and shall not claim against PAMC Group and Hongmen by virtue of any issue concerning matters with respect to Yuqin’s Capital Investment Documents;

3.2.3	PAMC Group shall not assume any of Yuqin’s obligations under Yuqin’s Capital Investment Documents as a result of takeover of all the equity interest of Hongmen held by Yuqin; and

3.2.4	Yuqin shall be responsible for all losses to PAMC Group in connection with Yuqin’s Capital Investment Documents as a result of takeover of all the equity interest of Hongmen held by Yuqin.
Appendix 10

16.	Applicable Law and Dispute Settlement
4.1	The Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

4.2	Arbitration
4.2.1	Each party shall do its utmost to settle any and all disputes arising from or relating to the Agreement through amiable negotiation. If a dispute cannot be settled in a amiable way within sixty (60) days after one party notifies the other parties, such dispute (including disputes over the effectiveness or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its prevailing arbitration rules then.

4.2.2	Arbitral awards shall be final and binding upon the Parties and may be enforced according to relevant rules.

4.2.3	Arbitration fee shall be borne by the losing party/parties or the party/parties designated by the arbitration tribunal. If one party deems it necessary to enforce arbitral awards by virtue of any kind of lawsuit, the breaching party/parties shall be responsible for all reasonable expenses and costs, including, but not limited to, reasonable attorney fee and costs for any additional lawsuit or arbitration arising from enforcement of arbitral awards by the non-breaching party/parties.

4.2.4	Each and all Parties shall perform the Agreement continually in all aspects during dispute settlement, except for those in dispute.
17.	Liability for Breach of Contract
In case any breach of the Agreement, the breaching party/parties shall compensate the other parties for all losses arising therefrom.
18.	Miscellaneous
6.1	Entire agreement: The Agreement, as well as schedules and appendices (if any), are the sole conclusive document which describes each party’s intention in a complete and accurate way and constitutes the entire agreement among the Parties in connection with the subject matter hereof. There is not any other representation, warranty or agreement which may prevail over the Agreement. Without written consents of the Parties, amendments to, supplementations with and deletion of any of the terms and conditions hereof shall not be binding upon the Parties.

6.2	Waiver: Each party’s waiver of default or negligence hereunder shall not be deemed its waiver of any other default or negligence, whether the natures are similar. Any single or partial exercise of any right shall not exclude any future exercise of such right. Waiver may not be valid until the written document bearing the signature of the authorized representative of the waiving party has been made and such written document shall be confirmed as a waiver according to literal meaning.

6.3	Severability: When any of the terms or provisions of the Agreement is held invalid for any reason whatsoever, the invalidity shall not affect the remaining terms and provisions hereof and the invalid term or provision shall be deemed as deleted from the Agreement unless the invalidity has materially affected further performance of the whole Agreement. The Parties may enter into a supplementary agreement through negotiation to specify relevant
Appendix 10

affairs.

6.4	Third Person’s Interest: The Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and authorized assigns. No provision hereof may be deemed, expressly or impliedly, as granting rights, remedies or obligations to any person other than the Parties and their respective successors and assigns.

6.5	Notices: Any and all notices, demands, requests, acknowledges and other correspondences in connection with the Agreement must be made in writing and served on the following addresses (or other addresses informed by relevant parties hereto in writing) in person, by express or registered letter with a receipt. Any and all notices, demands, requests, acknowledges and other correspondences in connection with the Agreement may be deemed as served: 1) in case of delivery in person, at the time of delivery; 2) in case of express, three (3) days after handover; 3) in case of registered mail (or airmail letter to other countries), five (5) days after mailing; in case of service within five (5) days, the date of actual service shall apply.
To Shanghai Yuqin Advertising Co., Ltd.

Add.: Room 3303, Junling Plaza, No. 500 Chengdu N. Road, Shanghai, China

Attn.: Gang Zheng

Tel: 021-63618021

Fax: 021-63619051
To Fogen Yang

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China

Tel: 021-62810161

Fax: 021-52540919
To Cui Yuan

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China

Tel: 021-62810161

Fax: 021-52540919
To Weidong Zhu

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China

Tel: 13901729948

Fax: 021-52540919
To Chengye Guo

Add.: Room 303, Unit 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing, China

Tel: 13901210748

Fax: 010-87721723
Appendix 10

To Shanghai Hongmen Advertising Co., Ltd.

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China Attn.: Yun Yang Tel: 021-62810161 Fax: 021-52540919
To Pacific Asia Mode Cube Limited

Add.: 8/F, Tower B, International Plaza, No.19, Jianguomenwai Avenue, Beijing, China

Attn.: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960
To Redgate Media AD Co., Ltd.

Add.: 8/F, Tower B, International Plaza, No. 19, Jianguomenwai Avenue, Beijing, China

Attn.: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960
6.6	Headings: The headings of all the articles in the Agreement are inserted only for reference and may not affect the interpretation or meaning of the Agreement in any form.

6.7	Publicity: Unless laws and regulations contain provisions to the contrary, without the prior written consents of the other parties (such consent may not be withheld any justified reason), any party or its agent may not make any public statement concerning the Agreement or any other or subsequent document executed concerning the issues as mentioned herein.

6.8	Language: The Agreement shall be written in Chinese.

6.9	Counterparts: The Agreement shall be made in eight (8) copies, one for each party.
(Execution Page Attached)
Appendix 10

(Execution Page)

Shanghai Yuqin Advertising Co., Ltd. (seal)
Legal representative or Authorized representative:		(signature)
Cuiping Xu

Fogen Yang
Signature:

Cui Yuan
Signature:

Weidong Zhu
Signature:

Chengye Guo
Signature:

Shanghai Hongmen Advertising Co., Ltd. (seal)
Legal representative or Authorized representative:		(signature)
Cuiping Xu

Pacific Asia Mode Cube Limited
Legal representative or Authorized representative:		(signature)
BRACK, Peter Bush

Redgate Media AD Co., Ltd.
Legal representative or Authorized representative:		(signature)
Yue Jin

Appendix 10

Appendix 11
Fixed-income Right Termination Agreement
Appendix 11

Execution Version
Fixed-income Right Termination Agreement
The Termination Agreement (hereinafter referred to as “Agreement”) was executed on December 19, 2007 in Shanghai, China by and among the following parties:
(9)	Chengye Guo, a Chinese citizen, with the ID card No.: 110102195603230419;

(10)	Shanghai Hongmen Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at P-1 Building, No. 7523 Beiqing Road, Zhonggu Town, Qingpu District, Shanghai, China (hereinafter referred to as “Company”);

(11)	Weidong Zhu, a Chinese citizen, with the ID card No.: 310110197006105018;

(12)	Shanghai Yuqin Advertising Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room 1533, 15/F, No. 728 Yan’an West Road, Changning District, Shanghai, China (“Yuqin”);

(13)	Pacific Asia Mode Cube Limited, a limited liability company incorporated and existing under the laws of Hong Kong SAR, with its registered address at Room 2703, 27/F, Central Plaza, No.60 Wyndham Street, Central, Hong Kong, China (hereinafter referred to as “PAMC”); and

(14)	Redgate Media AD Co., Ltd., a limited liability company incorporated and existing under the laws of China, with its registered address at Room 1807, 15/F, South Tower of Building B, Jianwai SOHO, No.39 East 3rd Ring Road Central, Chaoyang District, Beijing, China (hereinafter referred to as “PAMC Group” jointly with PAMC);
     (The aforesaid Parties hereto are hereinafter collectively referred to as the “Parties” and individually referred to as a “Party” )
Whereas,
(F)	The Agreement (hereinafter referred to as “Income Right Agreement”) was executed on September 27, 2004 by and between Chengye Guo and the Company;

(G)	The Agreement for Conversion of Chengye Guo’s Income Right in Hongmen Advertising Co., Ltd. (hereinafter referred to as “Income Right Conversion Agreement”) was executed on April 11, 2006 by and between Chengye Guo and the Company;

(H)	The Parties acknowledge that the Income Right Agreement, the Income Right Conversion Agreement and all appendices thereto, as well as all pertinent legal documents (including, but not limited to, resolutions of the Shareholders’ Meeting signed by the shareholders of the Company) constitute all pertinent legal documents (hereinafter collectively referred to as “Income Right Documents”) under which Chengye Guo enjoys the fixed income right of the Company;

(I)	The Equity Transfer and Capital Increase Agreement (hereinafter referred to as “Equity Transfer and Capital Increase Agreement”) was executed on December 19, 2007 by and among Yuqin, the Company, Weidong Zhu and PAMC. According to the Equity Transfer and Capital Increase Agreement, as one of the conditions precedent, the Company shall execute relevant legal documents with Chengye Guo to terminate the Income Right Documents.
Now, therefore, the Agreement is made by and among the Parties through equal and amiable negotiation in accordance with existing applicable laws, regulations and rules of the People’s
Appendix 11

Republic of China.
19. Representations and Warranties
Each party hereto represents and warrants that it is willing to execute the Agreement and to comply with the Agreement.
20. Termination of Income Right Documents
2.6	The Parties agree to terminate the Income Right Documents. According to the Income Right Documents, the Company shall pay the fixed income right amount to Chengye Guo, namely, RMB eight hundred and twenty-one thousand five hundred (RMB821,500) (“Income Right Amount”) up to the date of the Agreement. The Parties agree that any obligation under the Income Right Documents which has not been fulfilled will not be performed any more, without for the Income Right Documents.

2.7	The Parties agree that the Debts Repayable under Article 3.2 of the Equity Transfer and Capital Increase Agreement have contained sufficiently the Income-right Amount as mentioned in Article 2.1 hereof and will be paid by the Company to Chengye Guo according to the Equity Transfer and Capital Increase Agreement.
21. Warranties and Undertakings
Chengye Guo, Weidong Zhu and Yuqin (“Undertaking Parties”) hereby make the following warranties and undertakings to the Company and PAMC:
3.1.	Neither party has objections to the performance of the Income Right Documents up to the date of the Agreement. The Undertaking Parties shall take all necessary measures (including, but not limited to, execution of all necessary documents and procurement of the Company’s shareholders to terminate relevant resolutions of the shareholders’ meeting) to cooperate with the Company in terminating the Income Right Documents according to the Agreement.

3.2	After the Company pays the Income Right Amount to Chengye Guo according to the Equity Transfer and Capital Increase Agreement, (i) all rights of the Undertaking Parties under the Income Right Documents shall be terminated automatically; (ii) Chengye Guo acknowledges that the Company has fully performed its obligations under the Income Right Documents; (iii) Chengye Guo will neither enjoy any right under the Income Right Documents nor claim any right against the Company by virtue of the Income Right Documents.

3.3	PAMC shall not assume any obligation under the Income Right Documents as a result of subscription for the Company’s equity interest. The Undertaking Parties shall not claim against the Company or PAMC as a result of any issue or dispute concerning the matters of the Income Right Documents.
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3.4	Chengye Guo shall be responsible for any and all actual or potential losses to the Company and PAMC as a result of performance and termination of the Income Right Documents, for which Weidong Zhu and Yuqin shall assume joint and several liabilities.
22.	Applicable Law and Dispute Settlement
4.3	The Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

4.4	Arbitration
4.2.1	Each party shall do its utmost to settle any and all disputes arising from or in connection with the Agreement through amiable negotiation. If a dispute cannot be settled in a amiable way within sixty (60) days after one party notifies the other parties, such dispute (including disputes about the effectiveness or existence of the Agreement) shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration according to its prevailing arbitration rules then.

4.2.2	Arbitral awards shall be final and binding upon the Parties and may be enforced according to relevant rules.

4.2.3	Arbitration fee shall be borne by the losing party/parties or the party/parties designated by the arbitration tribunal. If one party deems it necessary to enforce arbitral awards by virtue of any kind of lawsuit, the breaching party/parties shall be responsible for all reasonable expenses and costs, including, but not limited to, reasonable attorney fee and costs for any additional lawsuit or arbitration arising from enforcement of arbitral awards by non-breaching party/parties..

4.2.4	All Parties shall perform the Agreement continually in all aspects during dispute settlement, without for those in dispute.
23.	Liability for Breach of Contract
In case of any breach of the Agreement, the breaching party/parties shall compensate the other parties for all losses arising therefrom.
24.	Miscellaneous
6.10	Entire agreement: The Agreement, as well as schedules and appendices (if any), are the sole conclusive document which describes each party’s intention in a complete and accurate way and constitutes the entire agreement among the Parties in connection with the subject matter hereof. There is not any other representation, warranty or agreement which may prevail over the Agreement. Without written consents of the Parties, amendments to, supplementations with and deletion of any of the terms and conditions hereof shall not be binding upon the Parties.

6.11	Waiver: Each party’s waiver of default or negligence hereunder shall not be deemed its waiver of any other default or negligence, whether the natures are similar. Any single or partial exercise of any right shall not exclude any future exercise of such right. Waiver may
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not be valid until the written document bearing the signature of the authorized representative of the waiving party has been made and such written document shall be confirmed as a waiver according to literal meaning.
6.12	Severability: When any of the terms or provisions of the Agreement is held invalid for any reason whatsoever, the invalidity shall not affect the remaining terms and provisions hereof and the invalid term or provision shall be deemed as deleted from the Agreement unless the invalidity has materially affected further performance of the whole Agreement. The Parties may enter into a supplementary agreement through negotiation to specify relevant affairs.

6.13	Third Person’s Interest: The Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and authorized assigns. No provision hereof may be deemed, expressly or impliedly, as granting rights, remedies or obligations to any person other than the Parties and their respective successors and assigns.

6.14	Notices: Any and all notices, demands, requests, acknowledges and other correspondences in connection with the Agreement must be made in writing and served on the following addresses (or other addresses informed by relevant parties hereto in writing) in person, by express or registered letter with a receipt. Any and all notices, demands, requests, acknowledges and other correspondences in connection with the Agreement may be deemed as served: 1) in case of delivery in person, at the time of delivery; 2) in case of express, three (3) days after handover; 3) in case of registered mail (or airmail letter to other countries), five (5) days after mailing; in case of service within five (5) days, the date of actual service shall apply.
To Chengye Guo

Add.: Room 303, Unit 4, Building 7, Block 2, Shuanghuayuan Nanli, Chaoyang District, Beijing, China

Tel: 13901210748

Fax: 010-87721723
To Shanghai Hongmen Advertising Co., Ltd.

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China, China

Attn.: Yun Yang

Tel: 021-62810161

Fax: 021-52540919
To Shanghai Yuqin Advertising Co., Ltd.

Add.: Room 3303, Junling Plaza, No. 500 Chengdu N. Road, Shanghai, China

Attn.: Gang Zheng

Tel: 021-63618021

Fax: 021-63619051
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To Weidong Zhu

Add.: 2/F, Tower 1A, No. 345 Lane, Xinhua Road, Shanghai, China, China

Tel: 13901729948

Fax: 021-52540919
To Pacific Asia Mode Cube Limited

Add.: 8/F, Tower B, International Plaza, No.19, Jianguomenwai Avenue, Beijing, China

Attn.: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960
To Redgate Media AD Co., Ltd.

Add.: 8/F, Tower B, International Plaza, No. 19, Jianguomenwai Avenue, Beijing, China

Attn.: Ying Zhu

Tel: 010-58692980

Fax: 010-58692960
6.15	Headings: The headings of all the articles in the Agreement are inserted only for reference and may not affect the interpretation or meaning of the Agreement in any form.

6.16	Publicity: Unless laws and regulations contain provisions to the contrary, without the prior written consents of the other parties (such consent may not be withheld without any justified reason), any party or its agent may not make any public statement concerning the Agreement or any other or subsequent document executed concerning the issues as mentioned herein.

6.17	Language: The Agreement shall be written in Chinese.

6.18	Counterparts: The Agreement shall be made in six (6) copies, one for each party.
(Execution Page Attached)
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(Execution Page)

Chengye Guo
Signature:

Shanghai Hongmen Advertising Co., Ltd. (seal)
Legal representative or Authorized representative:		(signature)
Cuiping Xu

Weidong Zhu
Signature:

Shanghai Yuqin Advertising Co., Ltd. (seal)
Legal representative or Authorized representative:		(signature)
Cuiping Xu

Pacific Asia Mode Cube Limited
Legal representative or Authorized representative:		(signature)
BRACK, Peter Bush

Redgate Media AD Co., Ltd.
Legal representative or Authorized representative:		(signature)
Cuiping Xu

Appendix 11